                                                                       EXHIBIT 1

                                                        Conformed Execution Copy

--------------------------------------------------------------------------------

                             RESTRUCTURING AGREEMENT

                                      AMONG

                              TLL PARTNERS, L.L.C.,

                                GM HOLDINGS, LLC

                                       AND

                         TELETOUCH COMMUNICATIONS, INC.


                            DATED AS OF MAY 17, 2002

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                     Page

ARTICLE 1             DEFINITIONS ..................................................   1
        1.1      Definitions .......................................................   1
        1.2      Other Terms .......................................................   4

ARTICLE 2             DEBT RESTRUCTURING ...........................................   4
        2.1      Advancing Term Note ...............................................   4
        2.2      Agreement of Holdings Regarding the Holdings Note .................   5
        2.3      Agreement of Purchaser Regarding the Purchaser Notes ..............   5
        2.4      Authorization and Delivery of Warrant .............................   5

ARTICLE 3             SECURITIES RESTRUCTURING .....................................   5
        3.1      Distributions with Respect to Series A Preferred ..................   5
        3.2      Grant and Purchase of Option ......................................   6
        3.3      Exchange of Capital Stock .........................................   6
        3.4      No Further Ownership Rights in Purchaser Securities ...............   6
        3.5      Exchange Procedures ...............................................   6
        3.6      Lost Certificate ..................................................   7

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF HOLDINGS ...................   7
        4.1      Title .............................................................   7
        4.2      Organization and Qualification ....................................   7
        4.3      Power and Authority ...............................................   7
        4.4      Enforceability ....................................................   7
        4.5      No Default or Consents ............................................   7
        4.6      Litigation ........................................................   8
        4.7      Brokers, etc ......................................................   8
        4.8      Bankruptcy ........................................................   8
        4.9      Disposition and Investment Decision ...............................   8

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ..............   8
        5.1      Title .............................................................   8
        5.2      Organization and Qualification ....................................   8
        5.3      Power and Authority ...............................................   8
        5.4      Enforceability ....................................................   9
        5.5      No Default or Consents ............................................   9
        5.6      Litigation ........................................................   9
        5.7      Brokers, etc ......................................................   9
        5.8      Bankruptcy ........................................................   9
        5.9      Investment ........................................................   9
        5.10     Nature of Purchaser ...............................................   9

ARTICLE 6             REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................  10
        6.1      Organization and Qualification ....................................  10
        6.2      Power and Authority ...............................................  10
        6.3      Enforceability ....................................................  10
        6.4      No Default or Consents ............................................  10

                               TABLE OF CONTENTS
                                  (continued)

                                                                                    Page

        6.5      Brokers, etc ....................................................  10

ARTICLE 7             COVENANTS OF THE PARTIES ...................................  10
        7.1      Mutual Covenants ................................................  11
        7.2      Covenants of Company ............................................  11
        7.3      Covenants of Purchaser and Holdings .............................  14

ARTICLE 8             CLOSING; CONDITIONS TO CLOSING .............................  14
        8.1      Closing .........................................................  14
        8.2      Conditions to this Agreement ....................................  14
        8.3      Mutual Conditions ...............................................  15
        8.4      Conditions to Obligations of Company ............................  16
        8.5      Conditions to Obligations of Purchaser ..........................  16
        8.6      Conditions to Obligations of Holdings ...........................  17

ARTICLE 9             TERMINATION AND AMENDMENT ..................................  17
        9.1      Termination .....................................................  17
        9.2      Amendment .......................................................  18
        9.3      Extension; Waiver ...............................................  18
        9.4      Effect of Termination ...........................................  18

ARTICLE 10            MISCELLANEOUS ..............................................  19
        10.1     Survival of Provisions ..........................................  19
        10.2     No Waiver; Modifications in Writing .............................  19
        10.3     Notices .........................................................  19
        10.4     Execution in Counterparts .......................................  20
        10.5     Binding Effect; Assignment ......................................  20
        10.6     Entire Agreement ................................................  20
        10.7     Public Announcements ............................................  20
        10.8     Governing Law ...................................................  20
        10.9     Further Assurances ..............................................  20
        10.10    Severability of Provisions ......................................  20
        10.11    Headings ........................................................  21
        10.12    Time ............................................................  21

                             RESTRUCTURING AGREEMENT

         This RESTRUCTURING AGREEMENT dated as of May 17, 2002 (the "Agreement"), is by and among TLL Partners, L.L.C., a Delaware limited liability company (the "Purchaser"), GM Holdings, LLC, a Tennessee limited liability company ("Holdings") and Teletouch Communications, Inc., a Delaware corporation (the "Company").

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         1.1  Definitions.  As used in this Agreement, and unless the context
              -----------
requires a different meaning:

         "Action" means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority (as defined below), mediator, judge or arbitrator.

         "Advancing Term Loan" has the meaning set forth in Section 2.1.

         "Affiliate" means, when used with respect to any specified Person (as defined below), any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and as to any Person who is an individual, that Person's relatives who are a spouse, parent, child, grandparent or sibling. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

         "Amendment" means the Amendment to the Company's Charter (as defined below) in the form attached hereto as Exhibit A.

         "AMEX" means the American Stock Exchange.

         "Applicable Laws" means all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by, any Governmental Authority.

         "Assignment of Interest" means an instrument to be executed and delivered at Closing by Holdings assigning and transferring its interest in the Holdings Securities and in such form as is usual and customary for the type of transactions contemplated by this Agreement.

         "Business Day" means a day that is not a Saturday or Sunday, or any other day on which banking institutions in Dallas, Texas are obligated or permitted by law, regulation or executive order to be closed.

         "CIVC Agreement" means the Option and Securities Purchase Agreement dated as of August 24, 2001, together with the letter agreement relating thereto dated as of May 15, 2002, among Purchaser and the other signatories thereto pursuant to which Purchaser is purchasing the Purchaser Securities and the Purchaser Notes.

         "Certificates" has the meaning set forth in Section 3.5.

         "Charter" means the Company's Certificate of Incorporation filed with the Secretary of State of Delaware on July 19, 1994, as amended from time to time.

         "Closing" has the meaning set forth in Section 8.1.

         "Closing Date" has the meaning set forth in Section 8.1.

         "Co-Sale Agreement" shall mean the Co-Sale Agreement between Purchaser and Holdings dated as of the date hereof in the form attached hereto as Exhibit I.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" shall mean the common stock, $0.001 par value per share, of the Company.

         "Company" means Teletouch Communications, Inc., a Delaware corporation.

         "Company Stockholder Authorizations" means authorization by the holders of the Common Stock of: (a) the adoption of the Restatement (as defined below);
(b) the approval of the issuance to Holdings of the Warrant (as defined below); and (c) the issuance of the Series C Preferred (as defined below) to Purchaser in exchange for the Purchaser Securities (as defined below) and the Holdings Securities (as defined below), in each case as set forth in this Agreement.

         "Company Stockholders" means the holders of the Company's capital stock.

         "Company Stockholders Meeting" has the meaning set forth in Section 7.2.2.

         "Constituent Documents" has the meaning set forth in Section 10.6.

         "Credit Agreement" means the Second Amended and Restated Credit Agreement by and between the Company and ING Prime Rate Trust, a Massachusetts business trust (formerly known as Pilgrim America Prime Rate Trust) ("Pilgrim"), dated as of the date hereof (including the notes issued thereunder, as in effect on the date of the execution thereof as amended from time to time in accordance with its terms).

         "Governmental Authority" means any federal, native American Indian, state, province, county, city, municipal, tribal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, including, without limitation, the Federal Communications Commission.

         "Holdings" means GM Holdings, LLC, a Tennessee limited liability company.

         "Holdings Note" means the 14% Junior Subordinated Note dated August 3, 1995, as amended and restated, issued by the Company to Holdings and payable in the original principal amount of $1,200,000.

         "Holdings Securities" means the shares of Series A Preferred (as defined below) and Series B Preferred (as defined below) held by Holdings as set forth on Part A of Schedule 1.1 attached hereto.

         "Option" has the meaning set forth in Section 3.2.1.

         "Option Payment" has the meaning set forth in Section 3.2.2.

         "Person" means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other legal entity of any kind.

         "Principal Stockholders Agreement" shall mean the Principal Stockholders Agreement among the Purchaser, Holdings and the other signatories thereto, dated of even date herewith, a copy of which is attached hereto as Exhibit C.

         "Purchase Price" has the meaning set forth in Section 3.2.1.

         "Purchaser" has the meaning set forth in the introductory paragraph to this Agreement.

         "Purchaser Notes" shall mean each of the 14% Junior Subordinated Notes dated August 3, 1995, as amended and restated, issued by the Company acquired by Purchaser pursuant to the CIVC Agreement, all as set forth on Part B of Schedule
1.1 attached hereto.

         "Purchaser Securities" means the issued and outstanding shares of Series A Preferred Stock, Series B Preferred and Series B Preferred Stock Warrants acquired by Purchaser pursuant to the CIVC Agreement, all as set forth on Part C of Schedule 1.1 attached hereto.

         "Restatement" shall mean the Company's Restated and Amended Certificate of Incorporation in the form attached hereto as Exhibit D.

         "Rights Agreement" means the Investor Rights Agreement among the Company, Purchaser and Holdings, in the form attached hereto as Exhibit E.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Series A Preferred" shall mean the Series A 14% Cumulative Preferred Stock, $0.001 par value per share, of the Company.

         "Series B Preferred" shall mean the Series B Preferred Stock, $0.001 par value per share, of the Company.

         "Series B Preferred Stock Warrants" shall mean all outstanding warrants to purchase Series B Preferred Stock.

         "Series C Preferred" shall mean the Series C Preferred Stock, $0.001 par value per share, of the Company to be issued in exchange for the Purchaser Securities and the Holdings Securities as contemplated by this Agreement, the voting powers, designations, preferences and relative, participating and other rights of which are set forth in Article IV of the Restatement.

         "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

         "Stock Powers" shall mean the instruments evidencing the assignment and transfer of any portion of the Holdings Securities in such form as is usual and customary for the transfer of securities.

         "Termination Agreement" means the Termination Agreement among the Company, Purchaser, Holdings and the other parties thereto, in the form attached hereto as Exhibit F.

         "Termination Date" has the meaning set forth in Section 10.1.

         "Warrant" has the meaning set forth in Section 2.4.1.

         1.2  Other Terms. Whenever the context requires, the words used herein
              -----------
shall include the masculine, feminine and the neuter gender, and the singular and plural. All references to sections and articles shall be to sections or articles of this Agreement, except as otherwise specified.

                                   ARTICLE 2
                               DEBT RESTRUCTURING

         2.1  Advancing Term Note. Subject to the terms and conditions of this
              -------------------
Agreement, the Purchaser agrees to make loans to the Company during the period from and including the date of the execution of this Agreement through the fifth anniversary of the date of execution of this Agreement in an aggregate principal amount of Two Million Two Hundred Thousand Dollars ($2,200,000) (the "Advancing Term Loan"). The Advancing Term Loan made by Purchaser shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit G, which shall be subordinate in all respects to the interests of Pilgrim under the Credit Agreement as set forth in the Subordination Agreement between Purchaser and Pilgrim dated of even date herewith.

         2.2  Agreement of Holdings Regarding the Holdings Note. Subject to the
              -------------------------------------------------
terms and conditions of this Agreement, upon execution of this Agreement, Holdings shall deliver or cause to be delivered to the Company the Holdings Note, appropriately marked "cancelled", and the indebtedness thereunder shall be deemed to have been repaid in full and the Company shall be deemed to have been fully, freely and completely released and discharged from any and all of its obligations thereunder whatsoever. Notwithstanding anything herein to the contrary, the cancellation of such indebtedness by Holdings shall be full, final and complete, and Holdings shall have no recourse with respect thereto, on and after the date hereof.

         2.3  Agreement of Purchaser Regarding the Purchaser Notes. Subject to
              ----------------------------------------------------
the terms and conditions of this Agreement, upon execution of this Agreement, Purchaser shall deliver or cause to be delivered to the Company the Purchaser Notes, each appropriately marked "cancelled", and the indebtedness thereunder shall be deemed to have been repaid in full and the Company shall be deemed to have been fully, freely and completely released and discharged from any and all of its obligations thereunder whatsoever. Notwithstanding anything herein to the contrary, the cancellation of such indebtedness by Purchaser shall be full, final and complete, and Purchaser shall have no recourse with respect thereto, on and after the date hereof.

         2.4  Authorization and Delivery of Warrant.
              -------------------------------------

              2.4.1 Subject to the terms and conditions of this Agreement and the receipt of the Company Stockholder Authorizations, the Company shall authorize the issuance and delivery to Holdings or its designated assigns stock purchase warrants to purchase an aggregate of a minimum of 6,000,000 shares of Common Stock, in the form attached hereto as Exhibit H (individually, a "Warrant" and collectively the "Warrants"), in exchange for Holdings' cancellation of the indebtedness represented by the Holdings Note. At the Closing, Seller shall issue to Holdings or its designated assigns such Warrant or Warrants, as the case may be.

              2.4.2 In connection with the foregoing, and as an inducement to, and in further consideration of, Holdings' entering into this Agreement: (a) Purchaser shall enter into the Principal Stockholders Agreement; and (b) Purchaser shall cause each of Rainbow Resources, Inc., Robert M. McMurrey, and
J. Kernan Crotty to enter into the Principal Stockholders Agreement.

              2.4.3 Notwithstanding anything in this Agreement to the contrary, in the event the Company Stockholder Authorizations are not obtained at the Company Stockholders Meeting, under no circumstances shall the Company be obligated to issue the Warrants until such Company Stockholder Authorizations have been obtained.

                                   ARTICLE 3
                            SECURITIES RESTRUCTURING

         3.1  Distributions with Respect to Series A Preferred. Notwithstanding
              ------------------------------------------------
any other provision of this Agreement or any of the terms set forth in the Charter with respect to the Series A Preferred or Series B Preferred, Purchaser, Holdings and the Company agree that no dividends or other distributions shall accrue, be declared or be made with respect to the Series A Preferred or the Series B Preferred from and after the date hereof.

         3.2  Grant and Purchase of Option.
              ----------------------------

             3.2.1 Subject to the terms and conditions hereof, Holdings grants to Purchaser an option to purchase, for the aggregate consideration of $74,000 payable to Holdings (the "Purchase Price"), the Holdings Securities (the "Option"). Unless terminated earlier in accordance with the terms of this Agreement, the Option shall be exercised at the Closing.

             3.2.2   In consideration for the grant of the Option in Section
3.2.1 above, upon execution of this Agreement, Purchaser shall pay Holdings the aggregate sum of $59,000 (the "Option Payment"). Payment of the Option Payment shall be made by wire transfer in same-day funds to the account of Holdings as set forth on Schedule 3.2.2 hereto.

             3.2.3 Subject to the terms and conditions hereof, Purchaser shall exercise the Option by paying (by wire transfer of same-day funds) the Purchase Price to Holdings. The amount of the Option Payment shall be credited to the Purchase Price payable to Holdings and the amount of the wire transfer made on the Closing reduced accordingly.

       3.3   Exchange of Capital Stock.
             -------------------------

             3.3.1 Immediately following the acquisition of the Holdings Securities by Purchaser, at the Closing, the Company shall acquire from Purchaser all of the Purchaser Securities and Holdings Securities in exchange for one million (1,000,000) shares of Series C Preferred, which shall thereupon be fully paid and non-assessable.

             3.3.2 In connection with the foregoing, and as an inducement to, and in further consideration of, Purchaser's entering into this Agreement Holdings shall enter into the Principal Stockholders Agreement.

       3.4   No Further Ownership Rights in Purchaser Securities. All shares of
             ---------------------------------------------------
Series C Preferred issued upon surrender of Certificates (as defined below) by Purchaser in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Purchaser Securities and Holdings Securities represented thereby.

       3.5   Exchange Procedures. Promptly, and in any event within three
             -------------------
business days after the Closing Date, the Company shall deliver to Purchaser:
(a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates or agreements (collectively, the "Certificates") that immediately prior to the Closing Date represented outstanding Purchaser Securities and Holdings Securities, which were exchanged for shares of Series C Preferred pursuant to Section 3.3, shall pass only upon delivery of the Certificates to the Company and shall be in such form and have such other provisions as Company may reasonably specify); and (b) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Series C Preferred. Upon surrender by Purchaser of the Certificates for cancellation to the Company, together with a duly executed letter of transmittal, the Purchaser shall be entitled to receive from the Company in exchange therefor a certificate representing shares of Series C Preferred which Purchaser has the right to receive.

       3.6   Lost Certificate. If any Certificate shall have been lost, stolen
             ----------------
or destroyed, upon the making of an affidavit of that fact by the Purchaser claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by the Purchaser of a bond, in such reasonable amount as the Company may direct, as indemnity against any claim that may be made with respect to such Certificate, Company will issue in exchange for such lost, stolen or destroyed Certificate the Series C Preferred to be delivered in respect of the Series A Preferred, Series B Preferred and Series B Warrants represented by such Certificates as contemplated by this
Article 3.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

             Holdings represents and warrants as follows:

             4.1   Title. Holdings has good and valid title to the Holdings Note
                   -----
and the Holdings Securities held by it, and owns such Holdings Note and Holdings Securities free and clear from all liens, security interests, options, charges, claims, mortgages, deeds of trusts, or other encumbrances of any kind. The Holdings Note and the Holdings Securities constitute all of the interests, rights or ownership of Holdings in any equity or debt securities or debt instruments of the Company other than 405,276 shares of Common Stock.

             4.2   Organization and Qualification. Holdings is duly formed,
                   ------------------------------
validly existing and in good standing under the laws of the state of its formation.

             4.3   Power and Authority. Holdings has all requisite power and
                   -------------------
authority to enter into this Agreement and all other agreements, conveyances, documents, instruments and certificates to be delivered by Holdings pursuant to this Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and such documents by Holdings have been duly and validly authorized by all necessary action

             4.4   Enforceability. This Agreement and the Constituent Documents
                   --------------
to which Holdings is a party have been duly and validly executed and delivered by Holdings and constitute the legal, valid and binding obligations of Holdings enforceable against Holdings in accordance with their terms, except as enforcement may be limited by laws affecting the rights of creditors generally and legal and equitable limitations on the availability of specific remedies.

             4.5   No Default or Consents. Neither the execution and delivery of
                   ----------------------
this Agreement or any document or instrument executed and delivered in connection therewith, nor the consummation of the transactions contemplated herein will: (a) conflict with or result in a breach, default or violation of or require consent under (i) the organizational documents of Holdings, or (ii) any material contract, lease, instrument or mortgage to which Holdings is a party or by which Holdings is bound; or (b) result in the creation of any lien or security interest upon the Holdings Note or the Holdings Securities, including but not limited to, a right to purchase the Holdings Note or the Holdings Securities. Except for the authorizations and approvals to be obtained as contemplated in this Agreement, the failure of any person not a party hereto to authorize or approve this Agreement will not give any person the right to enjoin, rescind or otherwise prevent or impede the sale of the Holdings Securities to Purchaser in accordance with the terms of this Agreement or to obtain damages from, or any other judicial relief against, Purchaser as a result of the transactions carried out by Holdings in accordance with the provisions of this Agreement.

             4.6   Litigation. There is not now pending or, to the knowledge of
                   ----------
Holdings, threatened, any suit, action, arbitration, demand, investigation or legal, administrative or other governmental proceeding against or affecting Holdings in connection with Holdings' execution and delivery of this Agreement or the consummation by Holdings of the transactions contemplated herein.

             4.7   Brokers, etc. No broker or investment banker acting on behalf
                   ------------
of Holdings or under the authority of Holdings is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Holdings in connection with any of the transactions contemplated herein.

             4.8   Bankruptcy. There are no bankruptcy, reorganization or
                   ----------
arrangement proceedings pending against, being contemplated by, or to Holdings' knowledge, threatened against Holdings.

             4.9   Disposition and Investment Decision. Holdings represents and
                   -----------------------------------
warrants to Purchaser and the Company that Holdings: (a) is an "accredited investor" within the meaning of Rule 501 under the Securities Act; (b) by reason of its business and financial experience (or that of its owners) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating a decision to forgive the Holdings Note and to sell the Holdings Securities and the consent to the Amendment and Restatement; and
(c) has had available to it such information regarding the Company as it deems appropriate and necessary in order to enter into this Agreement for the sale and transfer of the foregoing, receipt of the Warrant and the execution of this Agreement and the consent to the Amendment and Restatement.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

             The Purchaser represents and warrants as follows:

             5.1   Title. Purchaser has good and valid title to the Purchaser
                   -----
Notes and the Purchaser Securities, and owns such Purchaser Notes and Purchaser Securities free and clear from all liens, security interests, options, charges, claims, mortgages, deeds of trusts, or other encumbrances of any kind. Parts B and C of Schedule 1.1 set forth all of the interests, rights or ownership of Purchaser in any equity or debt securities or debt instruments of the Company other than 295,649 shares of Common Stock and warrants to purchase 2,660,840 shares of Common Stock.

             5.2   Organization and Qualification. Purchaser is duly formed,
                   ------------------------------
validly existing and in good standing under the laws of the state of its formation.

             5.3   Power and Authority. Purchaser has all requisite power and
                   -------------------
authority to enter into this Agreement and all other agreements, conveyances, documents, instruments and certificates to be delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and such documents by it have been duly and validly authorized by all necessary action.

             5.4   Enforceability. This Agreement and the Constituent Documents
                   --------------
to which Purchaser is a party have been duly and validly executed and delivered by Purchaser, constitutes the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforcement may be limited by applicable laws affecting the rights of creditors generally and legal and equitable limitations on the availability of specific remedies.

             5.5   No Default or Consents. Neither the execution and delivery of
                   ----------------------
this Agreement or any document or instrument executed and delivered in connection therewith, nor the consummation of the transactions contemplated herein will: (a) conflict with or result in a breach, default or violation of or require consent under (i) the organizational documents of Purchaser, or (ii) any material contract, lease, instrument, mortgage or agreement to which Purchaser is a party or by which it is bound; or (b) result in the creation of any lien or security interest upon the Purchaser Notes or the Purchaser Securities, including but not limited to, a right to purchase the Purchaser Notes or Purchaser Securities. The failure of any person not a party hereto to authorize or approve this Agreement will not give any person the right to enjoin, rescind or otherwise prevent or impede the forgiveness of the Purchaser Notes or the exchange of Purchaser Securities in accordance with the terms of this Agreement or to obtain damages from, or any other judicial relief against, Purchaser as a result of the transactions carried out by Purchaser in accordance with the provisions of this Agreement.

             5.6   Litigation. There is not now pending or, to the knowledge of
                   ----------
Purchaser, threatened, any suit, action, arbitration, demand, investigation or legal, administrative or other governmental proceeding against or affecting Purchaser in connection with Purchaser's execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

             5.7   Brokers, etc. No broker or investment banker acting on behalf
                   ------------
of Purchaser or under the authority of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Purchaser in connection with any of the transactions contemplated herein.

             5.8   Bankruptcy. There are no bankruptcy, reorganization or
                   ----------
arrangement proceedings pending against, being contemplated by, or to Purchaser's knowledge, threatened against Purchaser.

             5.9   Investment. The Purchaser understands that the Holdings
                   ----------
Securities have not been registered under the Securities Act and, therefore, cannot be resold unless registered under the Securities Act or unless an exemption from such registration is available. Purchaser represents and warrants to Holdings that the Holdings Securities are being acquired for investment purposes, for its own account and with no intention other than as set forth herein of distributing or reselling the Holdings Securities in violation of federal or State securities laws.

             5.10  Nature of Purchaser. The Purchaser represents and warrants to
                   -------------------
Holdings and the Company that: (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act; (b) by reason of its business and financial experience (or that of its owners) it has such knowledge, sophistication and experience in business and financial matters, so as to be capable of evaluating the merits and risks of the prospective investment in the Holdings Securities and to consent to the Amendment and the Restatement and the exchange of the Purchaser Securities and the Holdings Securities for the Series C Preferred; (c) has had available to it such information regarding the Company as it deems appropriate and necessary in order to enter into this Agreement for the purchase of the Holdings Securities and the execution of this Agreement and the consent to the Amendment and Restatement and the exchange of the Purchaser Securities and the Holdings Securities for the Series C Preferred; and (d) is able to bear the economic risk of such investment.

                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             The Company represents and warrants to Holdings and the Purchaser as follows, which representations and warranties shall and hereby are made again as of Closing, and which shall survive Closing:

             6.1   Organization and Qualification. Company is a corporation,
                   ------------------------------
duly formed, validly existing and in good standing under the laws of the State of Delaware.

             6.2   Power and Authority. Company has all requisite power and
                   -------------------
authority to enter into this Agreement and all other agreements, conveyances, documents, instruments and certificates to be delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and such documents by it have been duly and validly authorized by all necessary action.

             6.3   Enforceability. This Agreement has been duly and validly
                   --------------
executed and delivered by Company, constitutes the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforcement may be limited by applicable laws affecting the rights of creditors generally and legal and equitable limitations on the availability of specific remedies.

             6.4   No Default or Consents. Neither the execution and delivery of
                   ----------------------
this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in a breach, default or violation of or require consent under (a) the organizational documents of Company, or (b) any material contract or agreement to which Company is a party or by which it is bound.

             6.5   Brokers, etc. No broker or investment banker acting on behalf
                   ------------
of Company or under the authority of Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Company in connection with any of the transactions contemplated herein.

                                   ARTICLE 7
                            COVENANTS OF THE PARTIES

             The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

             7.1   Mutual Covenants.
                   ----------------

                   7.11 General. Company, Purchaser and Holdings shall use, respectively, their best commercial efforts to take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement; including, without limitation, using, respectively, their reasonable commercial efforts to cause the conditions set forth in Article 8 to the other's obligations to be satisfied as soon as reasonably practicable and will not take or fail to take any action that could reasonably be expected to result in non-fulfillment of such condition, and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request to consummate the transactions contemplated herein.

               7.1.2 Other Governmental Matters. Company, Purchaser and Holdings shall use their best commercial efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and prior approvals of any Governmental Authority and any third parties that it may be required to give, make or obtain.

               7.1.3 Tax-Free Treatment. Company, Purchaser and Holdings shall not knowingly take or fail to take any action that would cause the transactions contemplated by this Agreement not to constitute a tax-free "reorganization" under Section 368(a) of the Code.

               7.1.4 Public Announcements. Unless otherwise required by Applicable Laws or requirements of the National Association of Securities Dealers or AMEX (and in that event only if time does not permit), at all times prior to the earlier of the Closing or termination of this Agreement pursuant to
Article 9, Company, Purchaser and Holdings shall not issue any press release with respect to this Agreement without the consent of the other, whose consent shall not be unreasonably withheld.

               7.1.5 Fees. Each party hereto shall indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any legal, tax, brokerage, finders or similar fee or commission or expenses incurred in connection with the transactions contemplated by this Agreement, or asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         7.2   Covenants of Company.
               --------------------

               7.2.1 Certain Actions. During the period from the date of this Agreement to the Closing or the earlier termination of this Agreement pursuant to Article 9, the Company shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld:

                      (a) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock; (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of the Company); (C) grant any person any right or option to acquire any shares of its capital stock other than pursuant to a currently authorized stock option plan; (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or such securities (except pursuant to the exercise of outstanding convertible securities, warrants, options or rights to purchase Common Stock); or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its preferred stock other than pursuant to the provisions of this Agreement;

                      (b) make or propose any changes in its Charter (or other similar organizational documents), each as amended and restated, or other organizational documents, other than the Amendment and the Restatement;

                      (c) merge or consolidate with any other Person or acquire a material amount of assets or capital stock of any other Person;

                      (d) take any action to exempt under or make not subject to any applicable state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than between the parties or their subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

                      (e) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

                      (f) agree in writing or otherwise to take any of the foregoing actions.

               7.2.2 Company Stockholders Meeting. The Company shall take all action in accordance with Applicable Laws and the Charter necessary to convene a meeting of Company Stockholders (the "Company Stockholders Meeting") as promptly as practicable to consider and vote, but in any event no later than August 31, 2002 upon the Company Stockholder Authorizations.

               7.2.3 Preparation of Proxy Statement. The Company shall, as soon as is reasonably practicable, but in any event no later than June 14, 2002, prepare and file a proxy statement and all required amendments and supplements with the Commission and shall use all reasonable efforts to respond to comments and to satisfy all conditions precedent to have the proxy statement mailed to the Company Stockholders as promptly as practicable. Company shall use its best commercial efforts to mail at the earliest practicable date to Company Stockholders the proxy statement, which shall include all information required under Applicable Laws to be furnished to Company Stockholders in connection with the transactions contemplated thereby and the Company Stockholder Authorizations. Company shall advise Purchaser promptly after it receives notice of: (i) the satisfaction of all conditions precedent to the proxy statement being mailed to the Company Stockholders; (ii) the issuance of any stop order in respect of the proxy statement; and (iii) the receipt of any correspondence, comments or requests from the Commission in respect of the proxy statement (copies of which it shall furnish to Purchaser). Company shall give Purchaser and its counsel the opportunity to review the proxy statement and all responses to requests for additional information by and replies to comments of the SEC (as defined below) before the definitive proxy statement being filed with or sent to the Securities Exchange Commission ("SEC"). The Company also shall cooperate with Purchaser to, and shall, take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of shares of Series C Preferred pursuant to the terms of this Agreement.

               7.2.4 Notification of Certain Matters. Company shall give prompt notice to Purchaser of and will use all commercially reasonable efforts to cure:
(a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date; and (b) any material failure of Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.2.4 shall not limit or otherwise affect the remedies available hereunder to Purchaser.

               7.2.5  Company Stockholders' Authorization.

                      (a) The Company shall, as promptly as practicable, submit the issuance of Series C Preferred in connection with the transactions contemplated in this Agreement as required by AMEX for the approval of its stockholders at the Company Stockholders' Meeting and shall use its reasonable best efforts to obtain the Company Stockholder Authorizations. The Company shall, through its Board of Directors (subject to the fiduciary duties of the members thereof under Delaware law), recommend to its stockholders approval of Company Stockholder Authorizations.

                      (b) The Company shall, as promptly as practicable, submit the issuance of the Warrant in connection with the transactions contemplated in this Agreement as required by AMEX for the approval of its stockholders at the Company Stockholders' Meeting and shall use its reasonable best efforts to obtain the Company Stockholder Authorizations. The Company shall, through its Board of Directors (subject to the fiduciary duties of the members thereof under Delaware law), recommend to its stockholders approval of the Warrant.

                      (c) The Company shall, as promptly as practicable, submit the Restatement in connection with the transactions contemplated in this Agreement as required by AMEX and Delaware law for the approval of its stockholders at the Company Stockholders' Meeting and shall use its reasonable best efforts to obtain the Company Stockholder Authorizations. The Company shall, through its Board of Directors (subject to the fiduciary duties of the members thereof under Delaware law), recommend to its stockholders approval of the Restatement.

               7.2.6 Amendment to Certificate. On the date hereof, the Company shall file with the Secretary of State of Delaware the Amendment and make all other filings or recordings required by Delaware law in connection therewith, and each of the parties hereto hereby consents to such Amendment, such consent evidenced by their signature hereto.

       7.3     Covenants of Purchaser and Holdings.
               -----------------------------------

               7.3.1 Information for the Preparation of Proxy Statement. Purchaser and Holdings shall promptly furnish Company with all information concerning it as may be required for inclusion in the proxy statement. Purchaser and Holdings shall cooperate with Company in the preparation of the proxy statement in a timely fashion and in Company's efforts to have the proxy statement mailed to Company Stockholders as promptly as practicable. If at any time prior to the Closing Date, any information pertaining to each of Purchaser or Holdings contained in or omitted from the proxy statement makes such statements contained in the proxy statement false or misleading, Purchaser or Holdings, as the case may be, shall promptly so inform Company and provide Company with the information necessary to make statements contained therein not false and misleading.

               7.3.2 Notification of Certain Matters. Purchaser or Holdings, as the case may be, shall give prompt notice to the Company of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Purchaser or Holdings, as the case may be, representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date; and (b) any material failure of Purchaser or Holdings to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.3.2 shall not limit or otherwise affect the remedies available hereunder to Company.

                                   ARTICLE 8
                         CLOSING; CONDITIONS TO CLOSING

       8.1     Closing. Unless this Agreement shall have been terminated and the
               -------
transactions herein contemplated shall have been abandoned pursuant to Section 9.1, and subject to satisfaction or, to the extent permitted hereunder, waiver (where applicable) of the conditions set forth in this Article 8, the closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, Suite 2900, 711 Louisiana Street, Houston, Texas 77002-2781, at 10:00 a.m., local time, on the third business day following satisfaction of the conditions set forth in Section 8.2 and the satisfaction or waiver (when applicable) of the conditions set forth in Sections 8.3, 8.4 and 8.5, unless another date, time or place is agreed to in writing by the parties hereto, which agreement will not be unreasonably withheld ("Closing Date").

       8.2     Conditions to this Agreement. On or prior to this Agreement, the
               ----------------------------
following conditions were met:

               8.2.1 The Amendment shall have been filed with the Secretary of State of Delaware on the date hereof;

               8.2.2 Each of the parties to the Principal Stockholders Agreement shall have duly executed and delivered to each of the parties hereto counterparts of the Principal Stockholders Agreement effective as of the date hereof;

               8.2.3 Each of the parties to the Termination Agreement shall have duly executed and delivered to each of the parties hereto counterparts of the Termination Agreement effective as of the date hereof;

                                      -14

               8.2.4 Each of the parties to the Rights Agreement shall have duly executed and delivered to each of the parties hereto counterparts of the Rights Agreement effective as of the date hereof;

               8.2.5 The Purchaser shall have advanced to the Company Five Hundred Thousand Dollars ($500,000) under the Advancing Term Loan.

               8.2.6 The Company shall execute and deliver such documents as the Purchaser reasonably deems necessary in connection with the Advancing Term Loan;

               8.2.7 Purchaser and Holdings shall execute and deliver the Co-Sale Agreement.

       8.3     Mutual Conditions. The obligations of Purchaser, Holdings and the
               -----------------
Company to consummate the transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions:

               8.3.1 No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the transactions contemplated hereby;

               8.3.2 All consents, approvals, permits or authorizations required to be obtained prior to the Closing from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained, failure to obtain which would reasonably be expected to have a material adverse effect on the Company following the Closing Date;

               8.3.3 The Company Stockholder Authorizations shall have been approved by the Company Stockholders in the manner required by any Applicable Law;

               8.3.4 The AMEX shall not have notified the Company that in its view the consummation of the transactions contemplated hereby would result in violation of its rules, regulations, or listing maintenance criteria; and

               8.3.5 The Restatement shall have been duly filed with the Secretary of State of Delaware on or prior to the Closing Date.

       8.4     Conditions to Obligations of Company. The obligations of Company
               ------------------------------------
to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Company:

               8.4.1 The representations and warranties of each of Holdings and Purchaser set forth in Article 4 and Article 5, respectively, shall be true and correct on the date hereof and the representations and warranties of Purchaser set forth in Article 5 shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except as affected by the transactions contemplated by this Agreement and except for such inaccuracies which have not had a material adverse effect on Purchaser or Holdings, respectively;

           8.4.2 Each of Purchaser and Holdings shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

           8.4.3 Purchaser shall have furnished Company with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President thereof to the effect that the conditions set forth in Sections 8.3.1 and 8.3.2, respectively, have been satisfied; and

     8.5   Conditions to Obligations of Purchaser. The obligations of Purchaser
           --------------------------------------
to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Purchaser:

           8.5.1 The representations and warranties of Holdings and Company set forth in Article 4 and Article 6, respectively, shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except as affected by the transactions contemplated by this Agreement and except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on Holdings or the Company, respectively;

           8.5.2 The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

           8.5.3 The sale of the Holdings Securities to Purchaser: (i) shall not be prohibited or enjoined (temporarily or permanently) by any Governmental Authority pursuant to any applicable law or governmental regulation nor shall any Action seeking such prohibition or injunction be pending; and (ii) shall not subject Purchaser to any material penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation;

           8.5.4 All certificates and instruments representing the Holdings Securities shall have been duly transferred to Purchaser and delivered by Holdings in accordance with the terms of the Assignments of Interest and/or Stock Powers; and

           8.5.5 Holdings shall have executed and delivered applicable Assignments of Interest and/or Stock Powers.

     8.6   Conditions to Obligations of Holdings. The obligations of Holdings to
           -------------------------------------
consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Holdings:

           8.6.1 The representations and warranties of Purchaser and Company set forth in Article 5 and Article 6, respectively, shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except as affected by the transactions contemplated by this Agreement and except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on Purchaser or the Company, respectively

           8.6.2 Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

           8.6.3 The sale of the Purchaser Securities and the issuance of the
Warrant: (i) shall not be prohibited or enjoined (temporarily or permanently) by any Governmental Authority pursuant to any applicable law or governmental regulation, nor shall any Action seeking such prohibition or injunction be pending; and (ii) shall not subject Holdings to any material penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation;

           8.6.4 Purchaser shall have paid to Holdings the Purchase Price;

           8.6.5 The Company shall have issued and delivered to Holdings or its designated assigns the Warrant or Warrants as contemplated in this Agreement; and

           8.6.6 The Company shall have delivered to Holdings an opinion of counsel satisfactory to Holdings which shall include, without limitation, an opinion that the Warrant or Warrants have been duly authorized and validly issued and constitute valid and binding obligations of the Company enforceable in accordance with their terms.

                                   ARTICLE 9
                            TERMINATION AND AMENDMENT

     9.1   Termination. This Agreement may be terminated at any time prior to
           -----------
the Closing Date, whether before or after the Company Stockholder Authorizations have been obtained:

           9.1.1 by mutual consent of the parties hereto;

           9.1.2 by any party hereto if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the consummation of the the transactions contemplated hereby shall have become final and non-appealable, provided that the party seeking to terminate this Agreement under Section 9.1.2 shall have used its best commercial efforts to remove such injunction, order or decree;

           9.1.3 by any party hereto if the Closing Date shall not have been consummated before September 30, 2002, unless extended by the mutual written agreement of the parties hereto (provided that the right to terminate this Agreement under this Section 9.1.3 shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the transactions contemplated hereby to occur on or before such date);

           9.1.4 by any party hereto if at the meeting of Company Stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Company Stockholders necessary to approve the Company Stockholder Authorizations shall not have been obtained;

           9.1.5 by any party hereto (provided that such terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other parties, which breach is not cured within thirty (30) days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

     9.2   Amendment. This Agreement may be amended by the parties hereto at any
           ---------
time before or after adoption of this Agreement by Company Stockholders, but after each such approval or authorization, no amendment shall be made which by law requires further approval or authorization by the Company Stockholders without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.3   Extension; Waiver. At any time prior to the Closing Date, the
           -----------------
parties, by mutual agreement, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of such party;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     9.4   Effect of Termination. If this Agreement is terminated pursuant to
           ---------------------
Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that such termination shall not relieve any party hereto of any liability for any willful breach by that party of its covenants, agreements or other obligations under this Agreement occurring prior to such termination; provided, however, notwithstanding anything to the contrary contained herein, the transactions set forth in Section 2.1, 2.2, 2.3 and 8.2 shall be final and binding on the parties hereto from and after the date hereof.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1  Survival of Provisions. The representations and warranties of the
           ----------------------
parties set forth in this Agreement shall survive the Closing Date for a period of four years. Notwithstanding the preceding survival period, no representation or warranty shall expire as to any claim for breach thereof made prior to the expiration of such survival period.

     10.2  No Waiver; Modifications in Writing. No failure or delay on the part
           -----------------------------------
of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are exclusive of any remedies that may be available to such party at law or in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

     10.3  Notices. All notices and demands provided for hereunder shall be in
           -------
writing, and shall be given by telecopy (confirmed by overnight courier), air courier guaranteeing overnight delivery or personal delivery. Notice shall be sent to the following addresses:

           If to the Purchaser:

                             TLL Partners, L.L.C.
                             110 North College, Suite 1111
                             Tyler, Texas  75702
                             Attention: Robert M. McMurrey
                             Telecopier: 903-596-8393

           If to Holdings:

                             GM Holdings, LLC
                             c/o John C. Maggart
                             Aintree Capital
                             201 Fourth Avenue North
                             Nashville, Tennessee 37219
                             Telecopier: 615-782-4111

           If to the Company:

                             Teletouch Communications, Inc.
                             110 North College, Suite 200
                             Tyler, Texas  75702
                             Attention: J. Kernan Crotty
                             Telecopier: 903-596-8393

or to such other address as Purchaser, Holdings or the Company may designate in writing. All such notices and communications and all notices and communications shall be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered; (b) when receipt acknowledged, if telecopied; and (c) on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     10.4  Execution in Counterparts. This Agreement may be executed in any
           -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     10.5  Binding Effect; Assignment. This Agreement shall be binding upon the
           --------------------------
parties hereto and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and ING Prime Rate Trust, a Massachusetts business trust, and their respective successors and permitted assigns. No party hereto may assign any or all of its rights, privileges and obligations hereunder without the prior written consent of the other parties.

     10.6  Entire Agreement. This Agreement (including the schedules and
           ----------------
exhibits hereto) and the documents delivered pursuant to this Agreement (the "Constituent Documents") constitute the entire agreement and understanding between the parties hereto related to the subject matter hereof and supersede any prior agreement, document or understanding related to the subject matter hereof. Each party to this Agreement agrees that: (a) the other party to this Agreement (including its agents and representatives) has made no representation, warranty, covenant or agreement to or with such party relating to the transactions contemplated hereby, other than those expressly set forth in the Constituent Documents; and (b) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those expressly set forth in the Constituent Documents.

     10.7  Public Announcements. The parties to this Agreement shall consult
           --------------------
with each other regarding any public announcement or statement with respect to this Agreement or the transactions contemplated hereby and no party shall issue any public announcement or other statement with respect to the existence of this Agreement or the transactions contemplated hereby without the prior consent, which shall not be withheld unreasonably, of the other party, unless required by applicable law or regulation or order of a court of competent jurisdiction.

     10.8  Governing Law. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THIS
           -------------
AGREEMENT WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     10.9  Further Assurances. After the Closing, the Company, Holdings and
           ------------------
Purchaser will execute any documents, instruments or conveyances that may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

     10.10 Severability of Provisions. Any provision of this Agreement which is
           --------------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

     10.11 Headings. The Article and Section headings used or contained in this
           --------
Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     10.12 Time. Time is of the essence in this Agreement.
           ----

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

                                                TELETOUCH COMMUNICATIONS,
                                                INC.

                                                /s/ J. Kernan Crotty

                                                -------------------------------
                                                    Name:  J. Kernan Crotty
                                                    Title: President:


                                                TLL PARTNERS, L.L.C.

                                                /s/ Robert M. McMurrey

                                                -------------------------------
                                                    Name:  Robert M. McMurrey
                                                    Title: President


                                                GM HOLDINGS, LLC

                                                /s/ John C. Maggart

                                                -------------------------------
                                                    Name:  John C. Maggart
                                                    Title: Manager

                                  SCHEDULE 1.1

Part A - Holdings Securities

--------------------------------------------------------------------------------
           Series A Preferred                      Series B Preferred
--------------------------------------------------------------------------------
                 1,800                                   49,375
--------------------------------------------------------------------------------


Part B - Purchaser Notes

1.     14% Subordinated Note ($7,878,600) - Acquired from CIVC

2.     14% Subordinated Note ($875,400) - Acquired from CIVC Partners I

3.     14% Subordinated Note ($6,000) - Acquired from Smith Barney IRA FBO:
       Bruce C. Stevens

4.     14% Subordinated Note ($6,000) - Acquired from Smith Barney IRA FBO:
       Celeste G Stevens

5.     14% Subordinated Note ($10,000) - Acquired from Patricia K. Fleming Trust

6.     14% Subordinated Note ($10,000) - Acquired from Mark D. Fleming

7.     14% Subordinated Note ($10,000) - Acquired from Leonard G. Friedel

8.     14% Subordinated Note ($4,000) - Acquired from Andrew J. Bahnfleth

Part C - Purchaser Securities

--------------------------------------------------------------------------------
                                Number of Shares
--------------------------------------------------------------------------------
     Series A Preferred        Series B Preferred            Series B Warrants
--------------------------------------------------------------------------------
           13,200                    36,019                       324,173
--------------------------------------------------------------------------------

                                 SCHEDULE 3.3.2

                     GM HOLDINGS WIRE TRANSFER INSTRUCTIONS


                                 Am South Bank

                                 ABA Number: 064000017

                                 Account Number: 1001157964

                                 Account Name: GM Holdings, LLC

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TELETOUCH COMMUNICATIONS, INC.

                                                        Conformed Execution Copy

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TELETOUCH COMMUNICATIONS, INC.

                                    * * * * *
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                                    * * * * *

     TELETOUCH COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter, the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That by unanimous written consent of the Board of Directors of the Corporation (the "Board") resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation (the "Certificate"), declaring said amendments to be advisable, and directing that said amendments be considered by the holders of the Corporation's Series A 14% Convertible Preferred Stock (the "Series A Preferred") and Series B Preferred Stock (the "Series B Preferred"). The resolution setting forth the proposed amendments is as follows:

          RESOLVED, that the Board hereby declares it advisable that the Certificate be amended as follows:

          That the terms of the Certificate of Designation, Preferences and Rights of Preferred Stock filed with the Secretary of State of the State of Delaware on August 3, 1995 be and hereby is amended as follows:

          1. Article I, Section 2A.(iv)(b) is hereby deleted in its entirety, and in its place the following is substituted:

               "(b) payment in the amount payable under subparagraph (ix) below with respect to such conversion; and"

          2. Article I is hereby amended by inserting a new Section 4 immediately following Article I, Section 3 as follows:

          "Section 4. Impermissible Payments.
                      ----------------------

          Notwithstanding any other provisions of the Certificate of Designation, Preferences, and Rights of Preferred Stock, as amended, until all amounts due under the Credit Agreement are paid in full, the holders of the Preferred Stock shall not receive or accept any payment from the Corporation related to such Preferred Stock (other than cash in lieu of fractional shares as set forth herein and other than Common Stock issued in exchange therefor). If the holders of the Preferred Stock receive any payment on the Preferred Stock (other than cash in lieu of fractional shares as set forth herein and other than Common Stock issued in exchange therefor) that the holders of the Preferred Stock are not entitled to receive hereunder, the holders of the Preferred Stock will hold the amount so received in trust for the under the Credit Agreement and will forthwith turn over such payment to the lenders under the Credit Agreement in the form received (except for the endorsement of the holders of the Preferred Stock where necessary) for application to then-existing amounts due under the Credit Agreement (whether or not due), in such manner of application as the lenders under the Credit Agreement may deem appropriate. If the holders of the Preferred Stock fail to make any endorsement required hereunder, the lenders under the Credit Agreement, or any of their officers or employees or agents on behalf of the lenders under the Credit Agreement, are hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the holders of the Preferred Stock to make such endorsement in the holders of the Preferred Stock's name. For purposes hereof, the lenders under the Credit Agreement shall be third-party beneficiaries hereunder.

          3. Article II, Section 2A. is hereby amended by deleting the word "The" at the beginning of the first sentence and inserting in its place the following:

          "Except to the extent prohibited by the Credit Agreement, the"

          4. Article III, Section 3 is hereby amended by deleting the phrase "the first to occur of the second anniversary of the Closing Date and an Event of Default (as defined in the Purchase Agreement)" in its entirety and inserting in its place the following "August 3, 1997."

          5. The definitions of each of "Closing Date", "Consolidated Debt", "Credit Agreement", "EBITDA", "FCC" and "Purchase Agreement" contained in
     Article IV, Section 3 are hereby deleted in their entirety and each of the following definitions are hereby added to Article IV, Section 3 and inserted therein in alphabetical order:

               "Closing Date" means August 3, 1995.
                ------------

               "Consolidated Debt" means all: (i) indebtedness of the
                -----------------
          Corporation and its Subsidiaries in respect of money borrowed (including indebtedness which represents the unpaid amount of the purchase price of any property but not amounts constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Corporation or its Subsidiaries); (ii) all indebtedness of the Corporation or its Subsidiaries evidenced by a promissory note, bond or similar written obligation to pay money; (iii) all such indebtedness guaranteed by the Corporation or its Subsidiaries or for which the Corporation or its Subsidiaries is otherwise contingently liable, including guarantees in the form of an agreement to purchase or reimburse, and any commitment by which the Corporation or its Subsidiaries assures a creditor against loss, including contingent reimbursement of obligations with respect to letters of credit; (iv) all monetary obligations of the Corporation or its Subsidiaries under a lease or similar arrangement, which obligations would be classified and accounted for as capital obligations on a consolidated balance sheet of the Corporation under generally accepted accounting principles in the United States as in effect from time to time ("GAAP"), consistently applied, taken at the face amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles; (v) any commitment by which the Corporation or its Subsidiaries assures a creditor against loss, including the face amount of all letters of credit and without duplication all drafts drawn thereunder; (vi) obligations under acceptance facilities; (vii) obligations of the Corporation or its Subsidiaries secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other laws, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any governmental entity, which secures the payment of a debt (including any tax) or the performance of an obligation; (viii) any unsatisfied obligations of the Corporation or its Subsidiaries for "withdrawal liability" to a "multiemployer plan" as such terms are defined under the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder; and (ix) any indebtedness issued or obligation incurred in substitution or exchange for any indebtedness; in each case calculated on a consolidated basis in accordance with applicable principles of consolidation under GAAP, applied in a manner consistent with that used in preparing the Corporation's financial statements.

               "Credit Agreement" means the Second Amended and Restated Credit
                ----------------
          Agreement dated as of May 17, 2002 by and among the Corporation, ING Prime Rate Trust, a Massachusetts business trust (formerly known as Pilgrim America Prime Rate Trust), and any other person which becomes a party thereto.

               "EBITDA" means the net income of the Corporation and its
                ------
          Subsidiaries (before extraordinary or non-recurring items) for any period plus, in each case only to the extent deducted in determining
                 ----
          such net income: (i) the amount of provision for federal, state and local income taxes for such period; (ii) the amount of interest expense during such period with respect to indebtedness referred to in clauses (i), (ii),
          (iii), (iv), and (vii) of the definition of Consolidated Debt and clause (ix) with respect thereto; and (iii) depreciation, amortization and other non-cash charges (including amounts attributable to purchase accounting) for such period, all determined on a consolidated basis in accordance with GAAP, consistently applied.

               "FCC" means the United States Federal Communications Commission
                ---
          or any governmental body or agency succeeding to the functions thereof.

     SECOND:   That in lieu of a meeting and vote of the Series A Preferred stockholders and the Series B Preferred stockholders, such stockholders have given written consent to said amendments in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    That said amendments were duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said TELETOUCH COMMUNICATIONS, INC. has caused this certificate to be duly signed by its President and attested to by its Secretary this 17th day of May, 2002.

                                             TELETOUCH COMMUNICATIONS, INC.


                                             /s/ J. Kernan Crotty
                                             -----------------------------------
                                             By: J. Kernan Crotty, President

ATTEST:

/s/ Susie M. Fowler
----------------------------------
Susie M. Fowler, Secretary

                                                                       EXHIBIT C

                        PRINCIPAL STOCKHOLDERS AGREEMENT

                                                        Conformed Execution Copy

                        PRINCIPAL STOCKHOLDERS AGREEMENT

                          CONTAINING A VOTING AGREEMENT


                                  BY AND AMONG


                              TLL PARTNERS, L.L.C.

                                GM HOLDINGS, LLC

                             RAINBOW RESOURCES, INC.

                               ROBERT M. MCMURREY

                                       AND

                                J. KERNAN CROTTY



                            DATED AS OF MAY 17, 2002

                                                        Conformed Execution Copy

                        PRINCIPAL STOCKHOLDERS AGREEMENT

         This PRINCIPAL STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of May 17, 2002, by and among TLL Partners, L.L.C., a Delaware limited liability company (the "Purchaser"), GM Holdings, LLC, a Tennessee limited liability company ("Holdings"), Rainbow Resources, Inc., a Delaware corporation ("Rainbow"), Robert M. McMurrey, an individual resident in the State of Texas, and J. Kernan Crotty, an individual resident in the State of Texas, each being stockholders (each of the foregoing are sometimes referred to herein individually as a "Stockholder" and collectively as "Stockholders") of Teletouch Communications, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Purchaser, Holdings and the Company propose to enter into a Restructuring Agreement dated as of the date hereof (the "Restructuring Agreement"); and

         WHEREAS, prior to the execution and delivery of this Agreement by any party hereto, Purchaser has purchased: (a) from CIVC Partners I, a Delaware partnership, 295,649 shares of Common Stock and (b) from Continental Illinois Venture Corporation, a Delaware corporation, warrants to purchase 2,660,840 shares of Common Stock (collectively, the "Purchased Shares"); and

         WHEREAS, as of the date hereof, each Stockholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and each Stockholder is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, par value $0.001 per share of the Company (the "Common Stock") set forth opposite the Stockholder's name on Annex A hereto, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of the Company affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by the Stockholders during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the Stockholder's "Subject Shares"); and

         WHEREAS, as a condition to the willingness of the Purchaser, Holdings and the Company to enter into the Restructuring Agreement, and as an inducement and in consideration therefor, each of the parties thereto has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1  Definitions. For purposes of this Agreement, capitalized terms used
          -----------
and not defined herein shall have the respective meanings ascribed to them in the Restructuring Agreement.

                                   ARTICLE 2
                                VOTING AGREEMENT

     2.1  Agreement to Vote the Subject Shares. Each Stockholder, in its
          ------------------------------------
capacity as such, hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the "Voting Period"), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of the Company, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of the Company, the Stockholders shall vote (or cause to be voted) their Subject Shares (x) in favor of the approval of the terms of the Company Stockholder Authorizations and each of the other transactions contemplated by the Restructuring Agreement (and any actions required in furtherance thereof) at every meeting of the stockholders of the Company (or in connection with any written consent) at which such matters are considered and at every adjournment thereof, (y) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Restructuring Agreement or of the Stockholders under this Agreement, and (z) except as otherwise agreed to in writing in advance by the parties hereto, against the following actions or proposals (other than the transactions contemplated by the Restructuring Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) a sale, lease or transfer of a significant part of the assets of the Company or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries (each of the actions in clauses (i) or (ii), a "Business Combination"); and (iii) (A) any change in the persons who constitute the board of directors of the Company that is not approved in advance by at least a majority of the persons who were directors of the Company as of the date of this Agreement (or their successors who were so approved); (B) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws; (C) any other material change in the Company's corporate structure or business; or (D) any other action or proposal involving the Company that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Restructuring Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each of the Stockholders agrees not to enter into any agreement, letter of intent, agreement in principle or understanding with any person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement or the Restructuring Agreement. For the avoidance of doubt, this Agreement is intended to constitute a voting agreement entered into under
Section 2.18(c) of the Delaware General Corporation Law for the duration of the Voting Period.

     2.2  Legend. Each Stockholder shall promptly cause the following legend to
          ------
be conspicuously noted on each certificate representing its Subject Shares:

     "The shares represented by this certificate are subject to a Principal Stockholders Agreement dated as of May 17, 2002. The Principal Stockholders Agreement restricts the transferability of the shares represented by this certificate and includes a voting agreement to vote the shares represented by this certificate."

                                   ARTICLE 3
                                   COVENANTS

     3.1  Generally. During the Voting Period, except for pledges in existence
          ---------
as of the date hereof, each Stockholder agrees that, except as contemplated by the terms of this Agreement, it shall not: (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement with respect to, or consent to, the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of its Subject Shares; (ii) grant any proxies or powers of attorney in respect of the Subject Shares, deposit any of its Subject Shares into a voting trust or enter into a voting agreement with respect to any of its Subject Shares; and (iii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its respective obligations under this Agreement. Notwithstanding the foregoing, nothing herein shall prevent a Stockholder from assigning or transferring any Subject Shares beneficially owned by such Stockholder to any trust, estate, family partnership, foundation or charitable organization or any of its members (a "Permitted Transferee") if such Permitted Transferee agrees in writing to be bound by all of the provisions of this Agreement as a Stockholder hereunder.

                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     Each of the Stockholders hereby represents and warrants (such representations and warranties being made by each such Stockholder as to such Stockholder and such Stockholder's Subject Shares only and not as to any other Stockholder or any other Stockholder's Subject Shares)to each other Stockholder as follows (provided, however, that the representation and warranty made in Section 4.5 is made only by Purchaser):

     4.1  Due Authority. Each Stockholder has the capacity to execute and
          -------------
deliver this Agreement and to consummate the transactions contemplated hereby.

     4.2  Ownership of Shares. Each Stockholder legally or beneficially owns the
          -------------------
number of shares of Common Stock set forth opposite such Stockholder's name on Annex A hereto. The number of shares of Common Stock set forth opposite such Stockholder's name on Annex A hereto are all of the shares of Common Stock legally or beneficially owned by such Stockholder. Each Stockholder has sole voting power and sole power of disposition, in each case with respect to all of shares of Common Stock set forth opposite such Stockholder's name on Annex A hereto, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement and as otherwise noted on Annex A.

     4.3  No Conflicts. (i) No filing with any governmental authority, and no
          ------------
authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Stockholders and the consummation by the Stockholders of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholders, the consummation by the Stockholders of the transactions contemplated hereby or compliance by the Stockholders with any of the provisions hereof shall (A) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which either Stockholder is a party or by which either Stockholder or any of his or her Subject Shares or assets may be bound, or (B) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect the Stockholder's ability to perform its obligations under this Agreement.

     4.4  Reliance. Each Stockholder understands and acknowledges that the
          --------
Company and each other Stockholder party to the Restructuring Agreement is entering into the Restructuring Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.

     4.5  Title to Purchased Shares. Purchaser represents and warrants that the
          -------------------------
transfer by CIVC Partners I of the Purchased Shares to Purchaser has passed to and unconditionally vested in Purchaser good and valid title to all of the Purchased Shares, free and clear of all claims, liens, restrictions, limitations and encumbrances whatsoever, other than as contemplated by this Agreement or the Restructuring Agreement.

                                    ARTICLE 5
                                  MISCELLANEOUS

     5.1  Stockholder Capacity. No Stockholder executing this Agreement who is
          --------------------
or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each such Stockholder executes this Agreement solely in his or her capacity as the record holder or beneficial owner of his or her Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his or her capacity as an officer or director of the Company.

     5.2  Publication. Each Stockholder hereby permits the Company to publish
          -----------
and disclose in the proxy statement (including all documents and schedules filed with the Securities and Exchange Commission) such Stockholder's identity and ownership of shares of Common Stock and the nature of its commitments, arrangements, and understandings pursuant to this Agreement.

     5.3  Further Actions. Each of the parties hereto agrees that it will use
          ---------------
its best commercial efforts to do all things necessary to effectuate this Agreement.

     5.4  Entire Agreement. This Agreement contains the entire understanding of
          ----------------
the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto.

     5.5  Binding Effect; Benefit; Assignment. This Agreement shall inure to the
          -----------------------------------
benefit of and be binding upon the parties hereto and their Permitted Transferees, heirs, estates and successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, except by will or by the laws of descent and distribution, without the prior written consent of each of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto, any rights or remedies.

     5.6  Amendments, Waivers, etc. This Agreement may not be amended, changed,
          ------------------------
supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto.

     5.7  Notices. All notices, requests, demands, waivers and other
          -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile (upon confirmation of receipt), to the address set forth immediately beside such Stockholder's name on Annex A or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery, except for a notice of a change of address, which shall be effective only upon receipt thereof.

     5.8  Specific Enforcement. The parties agree that irreparable damage would
          --------------------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     5.9  Remedies Cumulative. All rights, powers and remedies provided under
          -------------------
this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     5.10 No Waiver. The failure of any party hereto to exercise any right,
          ---------
power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     5.11 Governing Law. This agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

     5.12 Headings. The descriptive headings of this Agreement are inserted for
          --------
convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     5.13 Counterparts; Facsimiles. This Agreement may be executed in several
          ------------------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. A signature transmitted by facsimile shall be treated for all purposes by the parties hereto as an original and shall be binding upon the party transmitting such signature without limitation.

     5.14 Termination. This Agreement shall terminate, and no Stockholder shall
          -----------
have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the mutual consent of the Stockholders; (b) the first anniversary of the date of this Agreement; (c) the Closing; or (d) the termination of the Restructuring Agreement; provided that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement.

                            [Signature page follows]

         IN WITNESS WHEREOF, each Stockholder has caused this Agreement to be duly executed as of the day and year first above written.

                                           TLL PARTNERS, L.L.C.


                                           By: /s/ Robert M. McMurrey
                                               -------------------------------
                                               Name:  Robert M. McMurrey
                                               Title: President

                                           GM HOLDINGS, LLC


                                           By: /s/ John C. Maggart
                                               -------------------------------
                                               Name:  John C. Maggart
                                               Title: Manager


                                           RAINBOW RESOURCES, INC.


                                           By: /s/ Robert M. McMurrey
                                               -------------------------------
                                               Name:  Robert M. McMurrey
                                               Title: President


                                             /s/ Robert M. McMurrey
                                           -----------------------------------
                                           Robert M. McMurrey


                                             /s/ J. Kernan Crotty
                                           -----------------------------------
                                           J. Kernan Crotty

                                     ANNEX A
                       LIST OF STOCKHOLDERS AND OWNERSHIP

                                 OF COMMON STOCK

-----------------------------------------------------------------------------------------------
     Stockholders                 Address                               Number of Shares of
                                                                        Common Stock as of
                                                                           May 17, 2002
-----------------------------------------------------------------------------------------------
TLL Partners, L.L.C.         TLL Partners, L.L.C.                              295,649
                             110 North College
                             Suite 200
                             Tyler, Texas 75702
                             Attn: Robert M. McMurrey
-----------------------------------------------------------------------------------------------
GM Holdings, LLC             GM Holdings, LLC                                  405,276
                             c/o John C. Maggart
                             Aintree Capital
                             201 Fourth Avenue North
                             Nashville, Tennessee 37219
                             Telecopier: 615-782-4111
-----------------------------------------------------------------------------------------------
Rainbow Resources, Inc.      Rainbow Resources, Inc.                         1,200,000
                             c/o Teletouch Communications, Inc.
                             110 North College
                             Suite 200
                             Tyler, Texas 75702
                             Attn: Robert M. McMurrey
-----------------------------------------------------------------------------------------------
Robert M. McMurrey           Robert M. McMurrey                                 38,942
                             c/o Teletouch Communications, Inc.
                             110 North College
                             Suite 200
                             Tyler, Texas 75702
-----------------------------------------------------------------------------------------------
J. Kernan Crotty             J. Kernan Crotty                                   49,000
                             c/o Teletouch Communications, Inc.
                             110 North College
                             Suite 200
                             Tyler, Texas 75702
-----------------------------------------------------------------------------------------------

                                                                       EXHIBIT D

                              RESTATED AND AMENDED

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TELETOUCH COMMUNICATIONS, INC.

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                                                        Conformed Execution Copy

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         TELETOUCH COMMUNICATIONS, INC.

                                    * * * * *
                     Pursuant to Section 242 and Section 245
             of the General Corporation Law of the State of Delaware
                                    * * * * *

         TELETOUCH COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter, the "Corporation"), DOES HEREBY CERTIFY:

         FIRST:   The name of the corporation is TELETOUCH COMMUNICATIONS, INC.
The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 19, 1994 under the name of TELETOUCH COMMUNICATIONS, INC.

         SECOND: That by unanimous written consent of the Board of Directors of the Corporation resolutions were duly adopted setting forth this proposed Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable, and directing that said amendment and restatement be considered at a special meeting of the stockholders of the Corporation.

         THIRD:   That this Restated Certificate of Incorporation restates and amends the certificate of incorporation of the Corporation, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 212 of the General Corporation Law of the State of Delaware.

         FOURTH: The text of the Certificate of Incorporation of the Corporation, as previously amended, is hereby further amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

         The name of the Corporation is TELETOUCH COMMUNICATIONS, INC.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19908, located in New Castle County. The



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name of the registered agent of the Corporation at such address is The
Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

                                     PURPOSE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                 CAPITALIZATION

         The total number of shares of stock which the Corporation shall have authority to issue is one hundred million (100,000,000). The total number of shares of common stock which the Corporation is authorized to issue is ninety-five million (95,000,000) and the par value of each such share of common stock is one-tenth of a cent ($.001) (the "Common Stock"). The total number of shares of preferred stock which the Corporation is authorized to issue is five million (5,000,000) and the par value of each such share of preferred stock is one-tenth of a cent ($.001) (the "Preferred Stock").

         The voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series, shall be fixed by one or more resolutions providing for the issue of such stock adopted by the Corporation's Board of Directors, in accordance with the provisions of Section 151 of the General Corporation Law of Delaware and the Board of Directors is expressly vested with authority to adopt one or more such resolutions.

         Section 1. Designation. Shares of Preferred Stock are designated as follows: 1,000,000 shares as the "Series C Preferred Stock" (the "Series C"). Each share of Series C shall be identical in all respects to every other share of Series C.

         Section 2. Definitions. As used herein with respect to Series C, the following terms shall have the following meanings:

         (a) The term "accrued dividends," with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued (whether or not such dividends have been declared), less the aggregate amount of all dividends theretofore paid thereon.

         (b) The term "anniversary date" shall, mean each date that is the anniversary of May 17, 2002 or,if not a business day, the next following business day.

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         (c)    The term "business day" shall mean each Monday, Tuesday,
Wednesday, Thursday or Friday on which banking institutions in Dallas, Texas are not authorized or obligated by law, regulation or executive order to close.

         (d) The term "Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of May 17, 2002 by and among the Corporation, ING Prime Rate Trust, a Massachusetts business trust (formerly known as Pilgrim America Prime Rate Trust), and any other lender becoming a party thereto.

         (e) The term "FCC" means the United States Federal Communications Commission or any governmental body or agency succeeding to the functions thereof.

         (f) The term "junior stock" shall mean the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which preferred stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         (g) The term "parity stock" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks on a parity with Series C in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         Section 3. Dividends. Only after all amounts due under the Credit Agreement have been fully paid, the holders of shares of Series C shall be entitled to participate, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, pro rata with the holders of the shares of junior stock as though the Series C had been converted into such shares of junior stock with respect to any dividends declared and paid by the Corporation on junior stock.

         Section 4. Liquidation Rights. Only after all amounts due under the Credit Agreement have been fully paid, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, the assets of the Corporation shall be distributed among the holders of junior stock and Series C on an as converted basis and in each case according to their respective numbers of shares. For the purposes of this
Section 4, the merger or consolidation of the Corporation with any other corporation, including a merger in which the holders of the shares of Series C receive cash or property for their shares, or the sale of all or substantially all of the assets of the Corporation, or the reduction of the capital stock of the Corporation or any other form of recapitalization or reorganization affecting the Corporation shall not constitute a liquidation, dissolution or winding up of the Corporation.

         Section 5. Conversion Rights. Only after all amounts due under the Credit Agreement have been fully paid, each holder of shares of Series C shall have the right, at such holder's option, to convert all, but not less than all, such shares into shares of Common Stock of the Corporation at any time following the third anniversary date, and subject to the following terms and conditions:

         (a) The Series C shall be convertible at the principal office of the Corporation, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and

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non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation into a number of shares of Common Stock computed by dividing (1) the product of (A) the number of shares of Series C to be converted and (B) 22 by (2) the conversion price, determined as hereinafter provided, in effect at the time of conversion.

      (b) The price at which shares of Common Stock shall be delivered upon conversion of the shares of Series C shall initially be $0.50 (herein called the "conversion price") per share of Common Stock. The conversion price shall be adjusted in certain instances as provided in paragraph (e) below.

      (c) In order to convert shares of Series C into Common Stock the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares. Shares of Series C surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the shares of Series C to the opening of business on the date for payment of such dividend shall (except in the case of shares of Series C which have been called for redemption on a redemption date within such period) be accompanied by a payment of an amount equal to the dividend payable on such dividend payment date on the shares of Series C being surrendered for conversion. Except as provided in the preceding sentence, no payment or adjustment shall be made upon any conversion on account of any unpaid or accrued dividends on the shares of Series C surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

      Shares of Series C shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

      (d) No fractional shares of Common Stock shall be issued upon conversion of shares of Series C, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay cash in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such date is not a Trading Day (as hereinafter defined), on the next Trading Day.

      (e) The conversion price and the number and kind of shares of capital stock of the Corporation issuable on conversion of the shares of Series C shall be adjusted from time to time as follows:

             (i) Stock Splits and Combinations. In case the Corporation shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding

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Common Stock into a smaller number of shares, the conversion price in effect immediately before the time when such subdivision or combination becomes effective shall be adjusted so that the holder of each share of Series C converted thereafter shall be entitled to receive the number of shares of Common Stock that such holder would have received if such shares of Series C had been converted immediately prior thereto at the conversion price then in effect. Such adjustment shall be made successively whenever any such event shall occur.

     (ii) Stock Dividends in Common Stock. In case the Corporation shall pay a dividend or make a distribution in shares of Common Stock on any class of capital stock of the Corporation, the conversion price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive such dividend or distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock theretofore outstanding and of which the denominator is the sum of such number of shares and the total number of shares issued in such dividend or other distribution.

     (iii) Issuance of Rights or Warrants. In case the Corporation shall issue to holders of Common Stock rights or warrants entitling such holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as determined pursuant to clause (vii) below), the conversion price in effect immediately before the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants shall be reduced by multiplying such conversion price by a fraction, of which the numerator is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and of which the denominator is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of additional shares of Common Stock so offered for subscription or purchase. For the purpose of this clause (iii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur. In case such rights or warrants are not issued after such a record date has been fixed, the conversion price shall be readjusted to the conversion price which would have been in effect if such record date had not been fixed.

     (iv) Distribution of Indebtedness, Securities or Assets. In case the Corporation shall distribute to holders of Common Stock (whether pursuant to a merger or consolidation or otherwise) evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than Common Stock, rights or warrants referred to in paragraph (iii) above or a dividend payable exclusively in cash and other than as a result of a Fundamental Change), the conversion price in effect immediately

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     before the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution shall be reduced by multiplying such conversion price by a fraction, of which the numerator is the Current Market Price (determined as provided in clause (vii) below) on such record date less the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of the portion of such indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock and the denominator is such Current Market Price. Such adjustment shall be made successively whenever any such event shall occur. In case such distribution is not made after such a record date has been fixed, the conversion price shall be readjusted to the conversion price that would have been in effect if such record date had not been fixed.

         (v) Extraordinary Dividends; Certain Tender and Exchange Offers. In case the Corporation shall pay a cash dividend to holders of Common Stock (other than pursuant to a Fundamental Change) in an aggregate amount that, when combined with the aggregate amount paid in respect of cash dividends within the preceding 12 months to the extent such amount has not already been applied in a prior adjustment pursuant to this paragraph, exceeds 10% of the product of the Current Market Price on the date fixed for payment of such dividend and the number of shares of Common Stock outstanding on such payment date, the conversion price in effect immediately before the close of business on such payment date shall be reduced by multiplying such conversion price by a fraction, of which the numerator is the Current Market Price on such payment date less the amount by which the amount of such dividend per share exceeds the Current Market Price and the denominator is such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such payment date, and the holder of each share of Series C converted after the close of business on the record date fixed for determination of stockholders entitled to receive such dividend and prior to the close of business on such payment date shall also be entitled to receive, for each share of Common Stock received upon such conversion, the amount of such dividend per share of Common Stock. In case the Corporation, directly or indirectly, shall consummate a tender offer or exchange offer for all or any portion of the Common Stock and the sum of the amount of cash and the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of property paid in respect thereof is in excess of the product of the Current Market Price on the expiration date of such tender or exchange offer and the number of shares of Common Stock theretofore outstanding, such excess amount shall be treated as a cash dividend for purposes of the foregoing sentence. Such adjustment shall be made successively whenever any such event shall occur.

         (vi) Fundamental Change. In case any transaction or event (including without limitation any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets (a "Fundamental Change"), the holder of each share of shares of Series C outstanding immediately before such Fundamental Change shall have the right upon any subsequent conversion to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other

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     securities, cash and assets that such holder would have received if such share had been converted immediately prior thereto; provided, however, that if more than 80% of the value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of such stock, other securities, cash and assets consists of common stock of any corporation, such holder shall have the right to receive such number of shares of such common stock that such holder would have received if all of such value had consisted solely of such common stock. The Corporation agrees that it will not be a party to or permit any Fundamental Change to occur unless the foregoing provisions are included in the terms thereof. This paragraph shall similarly apply to any subsequent Fundamental Change.

         (vii) Current Market Price. For purposes of any computation under clauses (iii), (iv) and (v) above, the Current Market Price on any date means the average of the daily Closing Prices for five consecutive Trading Days selected by the Board of Directors commencing not more than 20 Trading Days before, and ending not later than, the earlier of such date and the day before the record date fixed for determination of stockholders entitled to receive any rights or warrants referred to in clause (iii), any distribution referred to in clause (iv) or any dividend referred to in clause (v) or, in the case of a tender or exchange offer referred to in clause (v), the expiration date thereof. Notwithstanding the foregoing, in the event there is no public market for the Common Stock, the Current Market Price per share of Common Stock on any date shall be established by the unanimous agreement of the Board of Directors of the Corporation in its sole discretion.

         (viii) Deferral of Certain Conversions Requiring Adjustment. In any case in which this paragraph (e) requires that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (A) issuing to the holder of any shares of Series C converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the conversion price in effect immediately before adjustment and
     (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (c) above. In any such case, the Corporation shall issue or cause a transfer agent to issue due bills or other appropriate evidence of the right to receive the shares the issuance of which is so deferred.

         (ix) Deferral of Small Adjustments. Any adjustment in the conversion price otherwise required by this Section 5 (except clause (ii) above) may be postponed until the date of the next adjustment otherwise required to be made if such adjustment (together with any other adjustments postponed pursuant to this clause (ix) and not theretofore made) would not require an increase or decrease of more than 1% in such conversion price and would not, if made, entitle the holders of all then outstanding shares of Series C upon conversion to receive additional shares of Common Stock equal in the aggregate to one-tenth of one percent (0.1%) or more of the then issued and outstanding shares of Common Stock. All calculations under this paragraph
     (e) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

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         (x)     Provisions Applicable to Other Classes of Stock. In the event that at any time, as a result of an adjustment made pursuant to clause (iv) or (vi) above, the holder of any shares of Series C becomes entitled to receive any shares of capital stock other than Common Stock of the Corporation, the number and kind of such other shares so receivable shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions concerning the Common Stock contained in clauses (i) through (ix) above, and the other provisions of this paragraph (e) concerning the Common Stock shall apply on like terms to any such shares.

         (xi) Voluntary Reduction in Conversion Price. The Board of Directors may make such reductions in the conversion price, in addition to those required by this paragraph (e), as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend or distribution of stock or rights to acquire stock or any event treated as such for Federal income tax purposes to the recipients.

         (xii) Authority of the Board of Directors. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this paragraph (e), and its action in so doing shall be final and conclusive.

     (f) Whenever the conversion price is adjusted as herein provided:

         (i) the Corporation shall compute and file with each transfer agent for the shares of Series C, if any, the adjusted conversion price in accordance with this Section 5 and shall prepare a certificate signed by the Corporation's treasurer setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based; and

         (ii) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall be mailed, as soon as practicable, to the holders of record of outstanding shares of Series C at their respective last addresses appearing on the books of the Corporation.

     (g) In case:

         (i) the Corporation declares a dividend or other distribution on its Comm on Stock payable otherwise than in cash out of its retained earnings which will result in an adjustment of the conversion price;

         (ii) the Corporation authorizes the issuance to the holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or any other subscription rights or warrants; or

         (iii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale, transfer or other

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     disposition of all or substantially all of the assets of the Corporation, or of any other transaction or event that would constitute or result in a Fundamental Change; or

          (iv) of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall file with each transfer agent for the shares of Series C, if any, and mail to the holders of record of the outstanding shares of Series C, at their respective last addresses appearing on the books of the Corporation, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up or Fundamental Change is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up or Fundamental Change. Failure to give notice as required by this paragraph (g), or any defect therein, shall not affect the validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up or Fundamental Change, or the vote on any action authorizing such.

     (h) The Corporation shall at all times reserve and keep available, free frompreemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series C, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series C then outstanding.

     If any shares of Common Stock required to be reserved for issuance upon conversion of shares of Series C require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued or freely transferred upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is quoted on the American Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of shares of Series C. The requirements of this paragraph shall apply only when shares of Series C shall have become freely transferable under the Federal securities laws.

     (i) The Corporation shall pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series C pursuant hereto, other than any tax in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C so converted were registered. No such issuance or delivery in a name other than that in which the shares of Series C were registered shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

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      (j)   For the purpose of this Section 5, "Common Stock" includes any stock of any class or series of the Corporation which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and are not subject to redemption by the Corporation. Shares issuable upon conversion of shares of Series C, however, shall include only shares of the class designated as Common Stock as of the first date of issuance of shares of Series C or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and that have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class or series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

      (k) As used in this Section 5, the term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the American Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Dallas, Texas are not authorized or obligated by law or executive order to close.

      (l) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 5.

      (m) Upon any conversion that might, within the reasonable opinion of any holder of shares of Series C, be considered a change in control by the FCC or for the purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Corporation will seek any necessary approvals for such proposed change in control at its sole expense. If for any reason the FCC or any governmental instrumentality prohibits or enjoins the conversion that may result in such change of control, the Corporation will, at its sole expense, take all steps reasonably necessary or desirable to effect such change in control and obtain all necessary or desirable approvals with respect thereto.

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     Section 6. Voting Rights.

     (a) Except as otherwise provided herein and as otherwise required by applicable law, the shares of Series C shall have no voting rights; provided that each holder of shares of Series C shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

     (b) So long as any shares of Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by this certificate of incorporation, the vote or consent of the holders of at least a majority of the shares of Series C calculated on an as converted basis voting separately as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) any amendment, alteration or repeal of any of the provisions of the certificate of incorporation of the Corporation, which would alter or change the voting powers, preferences or special rights of shares of Series C so as to effect them adversely; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking junior to any shares of Series C in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the shares of Series C;

          (ii) any amendment or alteration of the certificate of incorporation of the Corporation to authorize or create or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to or in parity with shares of Series C in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

          (iii) any merger or consolidation of the Corporation with or into any other entity other than a corporation, or any merger or consolidation of the Corporation with or into any other corporation unless the surviving or resulting corporation, or a corporation controlling such corporation that issues shares or securities in such merger or consolidation, will thereafter have no class or series of shares or other securities either authorized or outstanding ranking prior to the shares of Series C in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up, except the same number of shares and the same amount of other securities with the same voting powers, preferences and special rights as the shares and securities of the Corporation respectively authorized and outstanding immediately before such merger or consolidation, and each share of Series C outstanding immediately before such merger or consolidation is changed thereby into the same number of shares, with the same voting powers, preferences and special rights, of such corporation;

provided, however, that if any such amendment, alteration or repeal would adversely effect the voting powers, preferences or special rights of the shares of Series C and any other series of preferred stock similarly entitled to vote upon the matters specified herein in substantially the same manner, it shall be sufficient if the holders of shares of Series C and all such other series of preferred stock so adversely effect vote thereon together as a single class, regardless of series.

     Section 7. Other Rights. The shares of Series C shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in the certificate of incorporation.

     Section 8. Impermissible Payments. Until all amounts due under the Credit Agreement are paid in full, the holders of the Series C shall not receive or accept any payment from the Corporation related to such Series C (other than cash in lieu of fractional shares as set forth herein and other than Common Stock issued in exchange therefor). If the holders of the Series C receive any payment on the Series C (other than cash in lieu of fractional shares as set forth herein and other than Common Stock issued in exchange therefor) that the holders of the Series C are not entitled to receive hereunder, the holders of the Series C will hold the amount so received in trust for the benefit of the lenders party to the Credit Agreement and will forthwith turn over such payment to the lenders under the Credit Agreement in the form received (except for the endorsement of the holders of the Series C where necessary) for application to then-existing amounts due under the Credit Agreement (whether or not due), in such manner of application as the lenders under the Credit Agreement may deem appropriate. If the holders of the Series C fail to make any endorsement required hereunder, the lenders under the Credit Agreement, or any of their officers or employees or agents on behalf of the lenders under the Credit Agreement, are hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the holders of the Series C to make such endorsement in the holders of the Series C's name. For purposes hereof, the lenders under the Credit Agreement shall be third-party beneficiaries hereunder.

                                    ARTICLE V

                                    DIRECTORS

     Section 1. Number of Directors. The number of directors of the Corporation shall be set forth in the by-laws of the Corporation, which number may be increased or decreased pursuant to the by-laws of the Corporation. The Board of Directors is authorized to make, alter or repeal the by-laws of the Corporation.

     Section 2. Classified Board. The Board of Directors shall be classified, in respect solely to the time for which they shall severally hold office, by dividing them into three (3) classes, each such class to be as nearly as possible equal in number of directors to each other class. The first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each three (3) year anniversary of such date; the term of office of the directors of the second class shall expire on the one (1) year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three (3) year anniversary of such one (1) year anniversary; and the term of office of the directors of the third class shall expire on the two (2) year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three (3) year anniversary of such two (2) year anniversary. At each succeeding annual meeting, the stockholders shall elect directors for a full term or the remainder thereof, as the case may be, to succeed those whose terms have expired. Each director shall hold office for the term for which elected and until his successor shall be elected and qualify.

     Section 3. Removal. Pursuant to the authority granted by Section 141(k)(i) of the General Corporation Law of the State of Delaware, and notwithstanding anything to the contrary in the Corporation's by-laws, any director of this Corporation, or the entire Board of Directors of this Corporation, may be removed, with or without cause, by the vote of the holders of not less than two-thirds of the shares of stock then entitled to vote in an election of directors of this Corporation.

                                   ARTICLE VI

                             LIABILITY OF DIRECTORS

         No director of the Corporation shall be personally liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VII

                                    DURATION

         The duration of the Corporation shall be perpetual.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         The Corporation, by action of its Board of Directors, shall indemnify its directors, officers, agents and/or employees to the fullest extent allowed by the General Corporation Law of Delaware, as such law is amended from time to time.

                                   ARTICLE IX

                                   AMENDMENTS

         Any amendment of this certificate of incorporation shall be made and effected only as set forth herein. The Board of Directors shall adopt a resolution, by affirmative vote of at least a majority of the directors then in office, at a meeting called for that purpose, setting forth the proposed amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the proposed amendment be considered at the next annual meeting of stockholders. In order to be adopted, each proposed amendment to this certificate of incorporation must be approved by the affirmative vote of a majority of the outstanding shares of each class and series, if any, entitled to vote thereon.

                                   ARTICLE X

                         ELECTION REGARDING SECTION 203

     The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of Delaware, regarding business combinations with interested stockholders.

                                   ARTICLE XI

                              DISQUALIFIED HOLDERS

     Section 4. Subject to Redemption. Notwithstanding any other provision of this certificate of incorporation to the contrary, outstanding shares of stock of this Corporation held by Disqualified Holders (as hereinafter defined in paragraph (b) of Section 2 of this Article XI) shall always be subject to redemption by the Corporation, by action of the Board of Directors, to the extent necessary, in the sole judgment of the Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the stock of this Corporation possessing prescribed qualifications. The terms and conditions of this redemption shall be as follows:

     (a)    the redemption price of the shares to be redeemed pursuant to this
Article XI shall be equal to the lesser of (A) the Fair Market Value (as hereinafter defined in paragraph (a) of Section 2 of this Article XI) of such shares and (B) the price paid for such shares by the Disqualified Holder, provided that such Holder purchased such shares within the year preceding the Redemption Date;

     (b) the redemption price of such shares may be paid in cash, Redemption Securities (as hereinafter defined in paragraph (d) of Section 2 of this Article
XI) or any combination thereof;

     (c) If less than all of the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, on a pro rata basis, or selection in any other manner determined by the Board of Directors;

     (d) at least ten days' written notice of the Redemption Date (as hereinafter defined in paragraph (c) of Section 2 of this Article XI) shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by such holder), provided that the Redemption Date may be the date on which written notice shall be given to such record holders if cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be released;

     (e) on the Redemption Date, unless the Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Disqualified Holders in respect of the shares so redeemed (including without limitation any rights to vote or participate in dividends) shall cease and terminate, and from and after such Redemption Date such Disqualified Holders shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares so redeemed; and

     (f) such other terms and conditions as the Board of Directors shall determine.

     Section 5. Definitions. For purposes of this Article XI:

     (a) "Fair Market Value" of a share of stock of this Corporation shall mean the definition of "Closing Price" as set forth in Section 5 of Article IV.

     (b) "Disqualified Holder" shall mean any holder of shares of any class or series of stock of the Corporation whose continued holding of such stock, either individually or taken together with the holding of shares of stock of the Corporation by any other holder or holders of shares of stock of the Corporation, may result, in the sole judgment of the Board of Directors of the Corporation, in the loss of, or the failure to secure the renewal or reinstatement of, any license or franchise from any governmental agency held by this Corporation or any of its subsidiaries to conduct any portion of the business of this Corporation or any of its subsidiaries.

     (c) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of this Corporation pursuant to this Article XI.

     (d) "Redemption Securities" shall mean any debt or equity securities of this Corporation, any of its subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the sole opinion of the Board of Directors has a value, at the time notice of redemption is given pursuant to paragraph (d) of Section 1 of this Article XI, at least equal to the redemption price required to be paid pursuant to paragraph (a) of Section 1 of this Article XI.

     (e) Any determination made in good faith by the Board of Directors of the Corporation as to any matter arising under this Article XI shall be final and conclusive as to all persons.

                            [Signature page follows]

     (f)

     IN WITNESS WHEREOF, said TELETOUCH COMMUNICATIONS, INC. has caused this certificate to be duly signed by its President and attested to by its Secretary this _____ day of _________, 2002.

                                               TELETOUCH COMMUNICATIONS, INC.

                                               _______________________________
                                               By: J. Kernan Crotty, President

ATTEST:



_____________________________________
Susie M. Fowler, Secretary

                                                                       EXHIBIT E

                                RIGHTS AGREEMENT

                                                        Conformed Execution Copy

                            INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (this "Agreement") is made as of May 17, 2002 by and among TLL Partners, L.L.C., a Delaware limited liability company (the "TLL Partners"), GM Holdings, LLC, a Tennessee limited liability company ("Holdings") and Teletouch Communications, Inc., a Delaware corporation (the "Company"). TLL Partners and Holdings and, except as otherwise expressly provided herein, their successors and assigns are sometimes referred to herein individually as an "Investor" and collectively as the "Investors".

                                    RECITALS

     WHEREAS, pursuant to the restructuring of certain of the Company's outstanding debt and equity securities contemplated by the Restructuring Agreement dated as of the date hereof (the "Restructuring Agreement") by and among the parties hereto, the Investors may acquire shares of the Company's capital stock, par value $0.001 per share ("Company Common Stock"); and

     WHEREAS, Company is granting Investors certain demand and piggyback registration rights in connection with Investors' receipt of the Shares (as defined below) pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.   Certain Definitions. As used in this Agreement, the following terms shall
     -------------------
have the following respective meanings:

     "Affiliate" shall mean, with respect to any person, each of such person's
      ---------
officers, directors, employees and agents, and each other person controlling such person within the meaning of the Securities Act.

     "Commission" shall mean the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      ------------
or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Register", "registered" and "registration" refer to a registration
      --------    ----------       ------------
effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" shall mean the Shares and any shares of Company
      ----------------------
Common Stock issued or issuable in respect of the Shares upon any stock split, stock dividend, recapitalization, or similar event and held by Investors until such time as: (a) a registration statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective registration statement; or (b) such securities may be sold pursuant to Rule 145 or Rule 144 (or any successor or similar rule) under the Securities Act without regard to the volume of sale restrictions referred to therein; or (c) such securities have been transferred and may be sold by the transferee without registration under the Securities Act, after which such securities shall no longer be Registrable Securities.

     "Registration Expenses" shall mean all expenses incurred by Company in
      ---------------------
complying with Sections 2 and 3 hereof, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and of the accountants for Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such compliance.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
      --------------
similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling
      ----------------
commissions and stock transfer taxes applicable to the Registrable Securities registered by Investors and all fees and disbursements of counsel for Investors.

     "Shares" shall mean all of the Company Common Stock held by any Investor and all of the Company Common Stock issuable upon: (a) conversion of the issued and outstanding shares of Series A Preferred Stock of the Company, par value $0.001 per share, and Series B Preferred Stock of the Company, par value $0.001 per share; (b) conversion of the Series C Preferred Stock of the Company, par value $0.001 per share, to be issued pursuant to the Restructuring Agreement dated as of the date hereof; and (c) exercise of the Warrant or Warrants to be issued pursuant to the Restructuring Agreement dated as of the date hereof.

     Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Restructuring Agreement.

2.   Requested Registration.
     ----------------------

     2.1 In case Company shall receive from an Investor a written request that Company effect any registration with respect to any of the Registrable Securities, Company shall, as soon as practicable, use reasonable best efforts to effect such registration (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) on Form S-3 or, if Form S-3 is not available, then on Form S-1 (or any successor forms of registration statements to such Forms S-3 or S-1 or other available registration statements) and as would permit or facilitate the sale and distribution of the Registrable Securities for which registration is requested as promptly as possible and in any event within 60 days of the request for registration. The registration statement filed pursuant to the request of an Investor under this Section 2.1 may include securities of Company held by other securityholders of Company who, by virtue of agreements with Company, are entitled to include their securities in any such registration, but Company shall have no absolute right to include securities for its own account in any such registration. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

     2.2 Notwithstanding the foregoing, Company shall not be obligated to file a registration statement to effect any such registration pursuant to this
Section 2:

          (a) unless the amount of Registrable Securities for which registration is requested is at least 500,000 shares (as adjusted for any stock split, stock dividend, recapitalization or similar event); provided, however, that if the total number of Registrable Securities held a requesting Investor (but not a transferee of Investors other than a member of Holdings) is less than 500,000 shares (as adjusted to give effect to any stock split, reverse stock split, stock dividend, recapitalization or any similar event or transaction), then such Investor (but not a transferee of Investors other than a member of Holdings) may request registration under this Section 2 as to all but not less than all of such Registrable Securities as may then be held by such requesting Investor;

          (b) after Company has initiated two registrations on S-1 pursuant to this Section 2 (counting for these purposes only registrations that have been declared effective); provided that the Company shall, subject to Section 2.2(a), be obligated to file (i) unlimited registration statements on S-3 and (ii) unlimited additional registration statements on S-1 to the extent all Registration Expenses incurred in connection with such S-1 registration are borne by the requesting Investors.

     2.3 Any offering of securities made under this Section 2 may, at the option of the requesting Investors, be pursuant to a "firm commitment" underwriting. In such event, Company (together with the requesting Investors) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the requesting Investors with the consent of Company, which consent shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration to the extent required by such limitation as follows:

          (a) if the registration was initiated for the account of any Investors (the "Initiating Holders"), the number of shares reduced shall be: (A) first, any shares sought to be registered by Company for its own account; (B) second, if further reductions are required, any shares sought to be registered by holders of securities other than the Initiating Holders who have requested to include their securities in such registration, pro rata based on the number of shares requested to be included in such registration; and (C) third, if still further reductions are required, any securities sought to be registered by the Initiating Holders pro rata based on the number of Shares requested to be included in such registration; and

          (b) if the managing underwriter has not limited the number of Registrable Securities to be included in such registration, Company may include securities for its own account or for the account of others in such registration if the number of Registrable Securities to be included in such registration will not thereby be limited.

3.   Company Registration.
     --------------------

     3.1 If Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective registration rights, other than: (i) a registration relating solely to employee benefit plans on Form S-8 (or similar successor form); or
(ii) a registration on Form S-4 (or similar successor form) relating solely to a Commission Rule 145 transaction, Company will:

          (a)  promptly give Investors written notice thereof; and

          (b) use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request to Company made within 15 business days after receipt of such written notice by Investors.

     3.2 If the registration of securities pursuant to this Section 3 is underwritten, Company shall so advise Investors as a part of the written notice given under Section 3.1(a). In such event, Investors' right to registration pursuant to this Section 3 shall be conditioned upon Investors' participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be subject to the limitations provided herein. Company (together with the participating Investors) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Company. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, Company shall so advise the holders of securities who have requested to include their securities in such registration, and the number of shares to be included in such registration shall be reduced by such minimum number of shares as is necessary to comply with such limitation, as follows:

          (a) if the registration was initiated for the account of any security holder or holders other than Investors (the "Initiating Holders"), the number of shares reduced shall be (A) first, any shares sought to be registered by Company for its own account, (B) second, if further reductions are required, any shares sought to be registered by holders of securities other than the Initiating Holders who have requested to include their securities in such registration, pro rata based on the number of shares requested to be included in such registration, and (C) third, if still further reductions are required, any securities sought to be registered by the Initiating Holders.

          (b) if the registration was initiated by Company for its own account, the number of shares reduced shall be: (A) first, any shares sought to be registered by holders of securities who have requested to include their securities in such registration, pro rata based on the number of shares requested to be included in such registration; and (B) second, if further reductions are required, shares sought to be registered by Company for its own account.

4.   Black Out. In the event the Board of Directors of the Company determines,
     ---------
after a request for registration has been received from an Investor and prior to the completion of such registered offering, that it may be in possession of material undisclosed information with respect to Company or its securities: (a) Company shall notify such requesting Investors and request that such requesting Investors refrain from selling any Registrable Securities, and such requesting Investors shall refrain from selling any Registrable Securities; and (b) Company shall not be obligated to file a registration statement or effect any registration, qualification or compliance of Registrable Securities under Section 2 for a period of not more than 60 days from the date of such notice (the "Black Out Period"). A Black Out Period shall end upon the earlier to occur of: (i) the full public disclosure of the material information giving rise to such Black Out Period; (ii) Company notifying Investors in writing that the Black Out Period is terminated; and (iii) the 60th day after the date of Company's notice of the commencement of the Black Out Period. Notwithstanding the foregoing, Company shall not be entitled to declare a Black Out Period prior to twelve months from the end of a previous Black Out Period if more than 90 days of the immediately preceding 365 days have been subject to a Black Out Period, and Company shall only exercise its rights under this Section 4 in good faith and shall not exercise such rights in an effort to frustrate Investors' ability to offer to sell and sell their Registrable Securities.

5.   Expenses of Registration. Except as otherwise set forth herein, all
     ------------------------
Registration Expenses incurred in connection with a registration pursuant to Sections 2 and 3 shall be borne by Company. All Selling Expenses relating to the Registrable Securities which are registered shall be borne by Investors.

6.   Registration Procedures. In the case of each registration effected by
     -----------------------
Company pursuant to this Agreement, Company will keep Investors advised in writing, if Investors are participating in such registration, as to the initiation of each registration and as to the completion thereof. At its expense, Company will:

     6.1 prepare and file with the Commission a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for at least 180 days or until the distribution described in the registration statement has been completed, whichever first occurs;

     6.2 furnish to Investors, if Investors are participating in such registration, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Investors may reasonably request, including correspondence with the Commission and any exchanges on which Registrable Securities are listed;

     6.3 notify Investors, if Investors are participating in such registration, of any updates or amendments to the prospectus and furnish to Investors any such updated and/or amended prospectuses;

     6.4 cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq Stock Market and, if listed on the Nasdaq Stock Market, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure Nasdaq authorization for such Registrable

Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

     6.5 provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     6.6 obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

     6.7 provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

7.   Indemnification.
     ---------------

     7.1 Company will indemnify Investors with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act (the "Underwriters"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Company of the Securities Act or any state securities law, or any rule or regulation promulgated thereunder, applicable to Company in connection with any such registration, and Company will reimburse Investors and the Underwriters for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Company will not be liable in any such case to the extent that any such expense, claim, loss, damage or liability arises out of or is based on any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Company by Investors specifically for use therein.

     7.2 Investors, severally as to actions of an individual Investor and not jointly or jointly and severally, will, if Registrable Securities are included in a registration being effected, indemnify Company and each of its Affiliates and the Underwriters, if any, of Company's securities covered by such a registration against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Investors of the Securities Act or any state securities law, or any rule or regulation promulgated thereunder, applicable in connection with any such registration, and Investors will reimburse Company, such Affiliates and the Underwriters for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but in each case only to the extent that such untrue statement or omission, or alleged untrue statement or omission, is made in such registration statement, prospectus, offering circular or other document incident to any such registration in reliance upon and in conformity with written information furnished to Company by Investors specifically for use therein. Notwithstanding the foregoing, the liability of Investors under this Section 7.2 shall be limited in an amount equal to the public offering price of the Shares sold by an Investor, unless such liability arises out of or is based on willful misconduct by such Investor.

     7.3 Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party shall have the option to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld); and provided, further, that the Indemnified Party may participate in such defense at such party's own expense. The failure of an Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. The Indemnifying Party shall not assume such defense for matters as to which there is a conflict of interest or separate and different defenses. In the event of a conflict of interest or separate or different defenses, as determined in the reasonable opinion of counsel to the Indemnified Party, the Indemnifying Party will pay the reasonable legal fees and expenses of one counsel to the Indemnified Party. No claim may be settled without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     7.4 If the indemnification provided for in Section 7.1 or 7.2 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7.1 or 7.2 in respect of any expenses, claims, losses, damages or liabilities (or actions in respect thereof), then, subject to the provisions of the last sentence of Section 7.2, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such expenses, claims, losses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such expenses, claims, losses, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

8.   Information from Investors. Investors shall furnish to Company such
     --------------------------
information regarding Registrable Securities being included in any registration and the distribution proposed by Investors as Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

9.   Rule 144 Reporting. With a view to making available the benefits of certain
     ------------------
rules and regulations of the Commission which may at any time permit the sale of Registrable Securities to the public without registration, Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 (or any successor or similar rule) promulgated by the Securities and Exchange Commission under the Securities Act;

          (b) file with the Commission in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act; and

          (c) so long as Investors own any Registrable Securities, promptly furnish to Investors upon request: (i) a statement by Company as to its compliance with the reporting requirements of Rule 144 (or any successor or similar rule), the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of Company, and such other publicly filed reports and documents of Company; and (iii) such other information in the possession of Company as Investors may reasonably request in availing themselves of any rule or regulation of the Commission allowing Investors to sell any Shares without registration.

10.  Amendment. Any provision of this Agreement may be amended or the observance
     ---------
thereof may be waived (either generally or in particular instance and either retroactively or prospectively) only with the written consent of the Company and all Investors.

11.  Termination. This Agreement shall terminate at such time following the
     -----------
Restructuring as Investors are the beneficial owners of less than one hundred thousand Shares.

12.  Governing Law. This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of Delaware.

13.  Entire Agreement. This Agreement constitutes the full and entire
     ----------------
understanding and agreement between the parties regarding rights to registration.

14.  Notices and Dates. Any notice required to be given hereunder shall be
     -----------------
sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     If to TLL Partners:

              TLL Partners, L.L.C.
              110 North College, Suite 1111
              Tyler, Texas 75702
              Attention:  Robert M. McMurrey
              Telecopier: 903-596-8393

     If to Holdings:

              GM Holdings, LLC
              c/o John C. Maggart
              Aintree Capital
              201 Fourth Avenue North
              Nashville, Tennessee 37219
              Telecopier: 615-782-4111

     If to the Company:

              Teletouch Communications, Inc.
              110 North College, Suite 200
              Tyler, Texas 75702
              Attention:  J. Kernan Crotty
              Telecopier: 903-596-8393

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, if delivered personally, by messenger or by courier, or upon confirmation of receipt if sent by facsimile.

15.  Counterparts; Facsimiles. This Agreement may be executed in several
     ------------------------
counterparts (by facsimile or original signature), each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument. A signature transmitted by facsimile shall be treated for all purposes by the parties hereto as an original and shall be binding upon the party transmitting such signature without limitation.

16.  Further Assurances. The parties hereto shall do and perform or cause to be
     ------------------
done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated thereby. Neither Company nor Investors shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them.

17.  Severability. Any term or provision of this Agreement which is invalid or
     ------------
unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

18.  Binding Effect; Assignment. This Agreement shall be binding upon the
     --------------------------
parties hereto and their respective successors and assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and assigns. The parties hereto recognize that Holdings intends to transfer to its members its Shares or the right to receive such Shares and it is expressly acknowledged that, from and after such transfer, such members shall be "Investors" under this Agreement. Upon any assignment as contemplated in this paragraph, the assignor shall provide written notice of such assignment to the Company.

19.  Interpretation. When a reference is made in this Agreement to Sections,
     --------------
such references shall be to a Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Use of any gender herein to refer to any Person shall be deemed to comprehend masculine, feminine, and neuter unless the context clearly requires otherwise.

20.  Specific Performance. The parties hereto agree that monetary damages and
     --------------------
any other remedy at law will not be adequate to compensate for any breach or failure to consummate the transactions contemplated hereby because, inter alia, the assessment of monetary damages is impractical and too speculative, and that any party shall be entitled to specific performance or other injunctive relief as the remedy for such breach without the necessity of proving inadequacy of legal remedies or irreparable harm, or posting bond, or in order to prevent the violation of the provisions of this Agreement.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this Investor Rights Agreement as of the date set forth above.


                                           TELETOUCH COMMUNICATIONS, INC.

                                           /s/ J. Kernan Crotty
                                           -------------------------------------
                                               Name:  J. Kernan Crotty
                                               Title: President:


                                           TLL PARTNERS, L.L.C.

                                           /s/ Robert M. McMurrey
                                           -------------------------------------
                                               Name:  Robert M. McMurrey
                                               Title: Manager


                                           GM HOLDINGS, LLC

                                           /s/ John C. Maggart
                                           -------------------------------------
                                               Name:  John C. Maggart
                                               Title: Manager

                                                                       EXHIBIT F

                              TERMINATION AGREEMENT

                                                        Conformed Execution Copy

                              TERMINATION AGREEMENT

     This Termination Agreement dated as of May 17, 2002 (this "Agreement"), is among Teletouch Communications, Inc., a Delaware corporation (the "Company"), each of the investors listed on the Schedule of Investors attached hereto (the "Investors") and those other stockholders listed on the signature page hereto (the "Other Stockholders"). Continental Illinois Venture Corporation, a Delaware corporation ("CIVC"), CIVC Partners I, a Delaware limited partnership ("CIVC Partners"), the other Investors and the Other Stockholders are collectively referred to as the "Stockholders" and individually as a "Stockholder".

     A. The Company and the Investors are parties to the Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement dated as of August 3, 1995 (as amended from time to time, the "Purchase Agreement").

     B. The Company and the Stockholders are parties to the Stockholders Agreement dated as of August 3, 1995 (the "Stockholders Agreement"). G. David Higginbotham and Finova Capital Corporation no longer hold any shares of capital stock subject to the Stockholders Agreement and no longer have any interest therein.

     C. The Company and CIVC are parties to the Warrant Agreement dated as of August 3, 1995 (the "Warrant Agreement").

     D. The Company, CIVC, CIVC I and the Stockholders are parties to the Registration Agreement dated as of August 3, 1995 (the "Registration Agreement").

     E. The Company, CIVC, CIVC I and the Stockholders (other than Robert M. McMurrey and GM Holdings, LLC) are parties to the Option and Securities Purchase Agreement date August 24, 2001 (the "Option Agreement").

     F. It is a condition precedent to the consummation of the transactions contemplated by the Option Agreement that the Stockholders Agreement be terminated; and, in connection therewith, it is the desire of the various parties thereto and the additional parties hereto to terminate each of the Purchase Agreement, Stockholders Agreement, Warrant Agreement and Registration Agreement (such agreements referred to collectively herein as the "Investment Agreements") in accordance with and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Upon the execution of this Agreement, the Investment Agreements shall be and hereby are terminated. The termination of the Investment Agreements is not intended to, and does not, affect any document or instrument executed and delivered as contemplated by such Investment Agreements other than as set forth herein, and such termination shall have no effect on any claims arising from obligations under those provisions of the Investment Agreements that by their terms expressly state that they survive termination of such Investment Agreements, including, without limitation, the Release delivered pursuant to the Option and Securities Purchase Agreement

     2. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Stockholders and each of their respective heirs, successors and assigns.

     3. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                             Signature page follows.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

                                            TELETOUCH COMMUNICATIONS, INC.


                                            By:    /s/ J. Kernan Crotty
                                               ---------------------------------

                                            Name:  J. Kernan Crotty

                                            Title: President


                                       INVESTORS:

                                            CONTINENTAL ILLINOIS
                                            VENTURE CORPORATION


                                            By:    /s/Daniel Helle
                                               ---------------------------------

                                            Name:  Daniel Helle

                                            Title: Its Managing Director


                                            CIVC PARTNERS I


                                            By:    /s/ Daniel Helle
                                               ---------------------------------

                                            Name:    Daniel Helle

                                            Title:   Partner

                                             GM HOLDINGS, LLC


                                             By:    /s/ John C. Maggart
                                                --------------------------------

                                             Name:  John C. Maggart

                                             Title: Manager

                                      OTHER STOCKHOLDERS


                                                    /s/ Robert M. McMurrey
                                             -----------------------------------
                                             Robert M. McMurrey

                                                    /s/Leonard G. Friedel
                                             -----------------------------------
                                             Leonard G. Friedel

                                                    /s/ Andrew J. Bahnfleth
                                             -----------------------------------
                                             Andrew J. Bahnfleth

                                                    /s/ Mark D. Fleming
                                             -----------------------------------
                                             Mark D. Fleming


                                             PATRICK K. FLEMING TRUST

                                             By:    /s/ Mark D, Fleming
                                                --------------------------------
                                                    Mark D. Fleming
                                                    Trustee

                                             SMITH BARNEY INDIVIDUAL
                                             RETIREMENT ACCOUNT FBO:
                                             Bruce C. Stevens

                                             By:    /s/ Bruce C. Stevens
                                                --------------------------------
                                                    Bruce C. Stevens

                                             By:    /s/ Patricia A. Murray
                                                --------------------------------
                                                    Smith Barney Representative

                                             SMITH BARNEY INDIVIDUAL
                                             RETIREMENT ACCOUNT FBO:
                                             Celeste G. Stevens

                                             By:    /s/ Celeste G. Stevens
                                                -------------------------------
                                                    Celeste G. Stevens

                                             By:    /s/ Patricia A. Murray
                                                -------------------------------
                                                    Smith Barney Representative


                                             RAINBOW RESOURCES, INC.

                                             By:    /s/ Robert M. McMurrey
                                                -------------------------------
                                             Name:  Robert M. McMurrey

                                             Title: President

SCHEDULE OF INVESTORS


Name and Address
----------------

Continental Illinois Venture Corporation
231 South LaSalle Street
Chicago, IL 60697
Attn: Marcus D. Wedner

CIVC Partners I
c/o Continental Illinois Venture Corporation
231 South LaSalle Street
Chicago, IL 60697
Attn: Marcus D. Wedner

GM Holdings, LLC
201 Fourth Avenue North
11/th/ Floor
Nashville, TN 37219
Attn: John C. Maggart

                                                                       EXHIBIT G

                                SUBORDINATED NOTE

                                       OF

                         TELETOUCH COMMUNICATIONS, INC.

                                                        Conformed Execution Copy

                          SUBORDINATED PROMISSORY NOTE

$2,200,000                        Houston, Texas                    May 17, 2002

TELETOUCH COMMUNICATIONS, INC., a Delaware corporation ("Maker"), for value received, hereby promises to pay to the order of TLL PARTNERS, L.L.C., a Delaware limited liability company ("Payee"), the principal sum of TWO MILLION TWO HUNDRED THOUSAND AND NO/100ths DOLLARS ($2,200,000) or, if less, the outstanding principal amount advanced under this Subordinated Promissory Note (this "Note"), all in accordance with the terms of this Note.

1.   Principal.
     ---------

     Payee may from time to time on or after May 17, 2002 advance principal under this Note to Maker, not to exceed the face amount of this Note. Payee's records shall be presumptive evidence of the amounts advanced.

     Maker may from time to time prepay the outstanding principal amount of this
Note in whole or in part without premium or penalty; provided, however, that no payment or prepayment shall be made until such time as the Senior Debt (as defined below) is paid in full. Each prepayment of principal shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid.

     Maker shall pay to Payee the outstanding principal amount of this Note on the later of (a) the date on which the Pilgrim Debt is paid in full and (b) May 17, 2007 (the "Maturity Date").

2.   Interest.
     --------

     The outstanding principal amount of this Note shall bear interest at 10.00% per annum calculated on the basis of a 365/366-day year for the actual number of days elapsed.

     Maker shall pay to Payee all accrued but unpaid interest on principal amounts prepaid as required in Section 1. Maker shall pay to Payee all accrued but unpaid interest on the outstanding principal amount of this Note on the Maturity Date.

3.   Payments Generally.
     ------------------

     Unless otherwise stated, all monetary amounts expressed under this Note and all payments due under this Note are expressed in and shall be due in U.S. Dollars. Maker shall make all payments required under this Note not later than 1:00 p.m., Houston,

Texas, time on any date when due at such location as is specified by Payee in writing in immediately available funds. Whenever any payment to be made under this Note shall be stated to be due on a day other than a day on which the banks in Houston, Texas, and New York, New York, are required to be open (a "Business Day"), such payment shall be due and payable on the next succeeding Business Day. If the date for payment of any obligation is not specified in this Note, such obligation shall be payable upon demand. Any payments not made when due as a result of the application of Section 5 shall be deemed not paid when due for the purposes of this Note.

4.   Default and Remedies.
     --------------------

     It shall be an "Event of Default" under this Note if Maker fails to pay when due any principal, interest, or other amount due under this Note.

     During the continuation of any Event of Default, Payee may declare by written notice to Maker all amounts payable by Maker under this Note to be immediately due and payable, whereupon such amounts shall become immediately due and payable. Except as expressly provided for in this Note, Maker waives notice of any default or event of default (however denominated), notice of intent to accelerate, notice of acceleration, presentment, demand, notice of dishonor, notice of setoff, notice of the initiation of any suit, notice of any action against any credit support or collateral, and notice of any other action or remedy.

     If Maker fails to pay when due any amount payable under this Note, the amount not paid when due shall bear interest beginning on the date due until paid in full at a rate per annum equal to 14.00% per annum, calculated on the basis of a 365/366-day year for the actual number of days elapsed.

     As used herein, "Highest Lawful Rate" means the maximum lawful interest rate that may be contracted for, charged, or received under the laws applicable to this Note which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum lawful interest rate.

     NOTWITHSTANDING the foregoing or any other term in this Note to the contrary, it is the intention of Payee and Maker to conform strictly to any applicable usury laws. Accordingly, if Payee contracts for, charges, or receives any consideration in connection with this Note which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at Payee's option be applied to the outstanding principal amount of this Note or be refunded to Maker. In determining whether any interest exceeds the Highest Lawful Rate, such interest shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts throughout the term of this Note.

     During the continuation of an Event of Default, Payee is authorized at any time, to the fullest extent permitted by law, to setoff and apply any indebtedness owed by Payee to Maker against any obligations of Maker under this Note, irrespective of whether or not Payee shall have made any demand under this Note and although such obligations may be contingent or unmatured.

     During the continuation of an Event of Default, Payee may exercise all of its rights under this Note and all other rights at law or in equity.

     During the continuation of an Event of Default, all payments received in respect of obligations under this Note shall be applied in the order determined by Payee.

     No right, power, or remedy conferred to Payee in this Note or in any documents securing or supporting this Note or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power, or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to Payee shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. No notice to or demand upon Maker shall entitle Maker to similar notices or demands in the future.

5.   Subordination.
     -------------

     5.1 Notwithstanding the foregoing provisions, the payment of any principal, interest or other amounts under this Note (collectively, the "Subordinated Debt") is subordinated, on the terms set forth in this Section 5, to the payment of (a) any amounts (including interest accruing after the filing of a petition initiating any Insolvency Proceeding (as defined below) with respect to Maker or its assets) owing under the terms of the Accounts Receivable Security Agreement and the Promissory Note, each dated as of the date hereof, between Maker and First Community Financial Corporation ("FCFC"), as such amounts and such agreement may be increased, extended, rearranged, amended, supplemented, or otherwise modified from time to time (collectively, the "FCFC Debt"), and (b) any principal, interest, or other amounts (including interest accruing after the filing of a petition initiating any Insolvency Proceeding with respect to Maker or its assets) owing under the terms of the Promissory Note, Loan Modification Agreement and Second Amended and Restated Credit Agreement dated as of the date hereof, made by Maker and payable to ING Prime Rate Trust, f/k/a Pilgrim America Prime Rate Trust ("Pilgrim"), as such amounts and related agreements may be increased, extended, rearranged, amended, supplemented, or otherwise modified from time to time (collectively, the "Pilgrim Debt") (collectively, the FCFC Debt and the Pilgrim Debt are referred to as "Senior Debt," unless, in the case of any particular obligation, the agreements creating or evidencing the same or pursuant to which the same is outstanding expressly provide that such obligation shall not be Senior Debt under this Note). The provisions of this Section 5 shall take precedence over any conflicting provisions in this Note.

         5.2 No payment of principal, interest or other amount may be made by Maker upon the Subordinated Debt until all principal, interest, and other amounts (including interest accruing after the filing of a petition initiating any Insolvency Proceeding with respect to Maker or its assets) owing under the terms of the Senior Debt have been paid in full.

         5.3 If there shall exist a default in the payment of any principal, interest or other amounts under the Subordinated Debt (a "Payment Default") or any other event of default with respect to the Subordinated Debt (a "Nonpayment Default"), Payee shall not take any Remedial Action (as defined below) with respect to such Payment Default or Nonpayment Default until the date all Senior Debt is paid in full and all commitments to fund additional Senior Debt have been terminated. As used herein, "Remedial Action" means any action to (a) take or receive from Maker or any other Person or its or their assets any payments on, or assets securing, all or any portion of the Subordinated Debt, whether by collection, foreclosure, setoff, or any other judicial or nonjudicial action, or
(b) commence, or join with any Person in commencing, any suit, action, or proceeding (including an Insolvency Proceeding) against Maker or any other Person or its or their assets to enforce payment of any portion of the Subordinated Debt or enforce any of the rights and remedies under this Note or applicable law with respect to the Subordinated Debt.

         5.4 Upon any distribution to creditors of Maker in a liquidation or dissolution of Maker or in any bankruptcy, reorganization, insolvency, receivership, or other similar proceeding (an "Insolvency Proceeding") with respect to Maker or any of its assets, (a) the holders of the Senior Debt shall be entitled to receive payment in full in cash, or to have such payment duly provided for, of all amounts payable under or in respect of the Senior Debt (including interest accrued after the commencement of such Insolvency Proceeding in accordance with the terms of the Senior Debt) before Payee shall be entitled to receive from Maker or its assets any payment under or in respect of the Subordinated Debt and (b) until the holders of the Senior Debt have received such payment in full in cash, or such payment is duly provided for, any distribution from Maker or its assets to which Payee would otherwise be entitled shall be made to the holders of the Senior Debt.

         5.5 Payee shall be obligated to hold in trust for, and to pay over promptly to, the holders of the Senior Debt all payments, set-offs and distributions received by Payee in contravention of the restrictions contained in this Note.

         5.6 Payee shall not create, assume, or suffer to exist any Liens (as defined below) on any collateral securing repayment of the Subordinated Debt. Any Liens existing in violation of the foregoing shall be fully subordinate to any Liens in favor of any holders of Senior Debt which secures any Senior Debt. At the request of the holders of any Senior Debt, Maker and Payee shall take any steps necessary to fully effect the release of any such Lien. As used herein, "Liens" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance, or other type of preferential arrangement to secure or provide for the payment of any obligation, whether arising by contract, operation of law, or otherwise (including any title retention for such purposes under any conditional sale agreement, any capital lease, or any other title transfer or retention agreement)

         5.7 Subject to the applicable provisions of the instruments evidencing, securing or otherwise relating to all or any portion of the Senior Debt, the provisions of this Section 5 are irrevocable and the holders of all or any portion of the Senior Debt may, without notice to any of the parties hereto and without impairing or releasing the obligations of Maker and Payee hereunder,
(i) create additional or extend or otherwise modify Senior Debt; (ii) change the terms of or increase the amount of the Senior Debt by increasing, extending, rearranging, amending, supplementing, or otherwise modifying any agreement creating Senior Debt; (iii) sell, exchange, release, take possession of, dispose of, or otherwise deal with any collateral securing any Senior Debt; (iv) release anyone, including Maker or any guarantor, liable in any manner for the payment or collection of any Senior Debt; (v) exercise or refrain from exercising any rights against the collateral, Maker or any other Person; or (vi) apply any sums received by any holders of the Senior Debt, from whatever source, to the payment of the Senior Debt.

         5.8 Whenever in this Note reference is made to notices or payments to or from the holders of Senior Debt or Payee, such notices or payments may be made to any respective agent, trustee, or representative thereof. The provisions of this Section 5 shall be enforceable against Maker or Payee by any holder of Senior Debt. Specifically, any holder of Senior Debt is a third-party beneficiary under this Note.

         5.9 Any holder of Senior Debt shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of or otherwise realize upon any collateral, and in no event shall the holder of any Senior Debt be deemed to be the agent of the holder of any Subordinated Debt with respect to any collateral. All proceeds received by the holder of any Senior Debt with respect to any collateral may be applied, first, to pay or reimburse the holder of any Senior Debt for all costs and expenses (including reasonable attorneys' fees and costs) incurred by the holder of any Senior Debt in connection with the collection of such proceeds, and, second, to any Senior Debt, in any order that it may choose.

         5.10 In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantialy all of the assets of the Maker, dissoultion, liquidation or any other marshalling of the assets or liabilities of the Maker, the Payee will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Maker in respect of the Senior Debt and will hold in trust for the holders of the Senior Debt and promptly pay over to the holders of the Senior Debt in the form received (except for the endorsement of the Payee where necessary) for application to the then-existing Senior Debt, any and all moneys, dividends or other asets received in any such proceeding on account of the Subordinated Debt, unless and until the Senior Debt has been paid in full. If the Payee shall fail to take any such action, the holders of the Senior Debt, as attorney-in-fact for the Payee, may take such action on the Payee's behalf. The Payee hereby irrevocably appoints the holders of the Senior Debt, or any of their officers or employees on behalf of the holders of the Senior Debt, as the attorney-in-fact for the Payee (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument or similar character, to vote claims comprising the Subordinated Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the holders of the Senior Debt's own name or in the name of the Payee as the holder of the Senior Debt may deem necessary or advisable for the enforcement of the agreements contained herein; and the Payee will execute and deliver to the holders of the Senior Debt such other and further powers-of-attorney or insturments as the holders of the Senior Debt may request in order to accomplish the foregoing. If the holders of the Senior Debt desrie to permit the use of cash collateral or to provide post-petition financing to the Maker, the Payee shall not object to the same or assert that its intersts are not adequartely protected.

     5.11 The Payee is the lawful holder of the Subordinated Debt and has not transferred any interest therein to any other person. Without the prior written consent of the holders of the Senior Debt, the Payee will not assign, transfer, pledge to any other person any of the Subordinated Debt or agree to a discharge or forgiveness of the same.

6.   Miscellaneous.
     -------------

     This Note shall be governed by the laws of the State of Texas without regard to conflicts of law principles which would select another law.

     EXECUTED as of the date first above written.

TELETOUCH COMMUNICATIONS, INC.              TLL PARTNERS, L.L.C.

By:      /s/ J. Kernan Crotty               By:      /s/ Robert M. McMurrey
    --------------------------------            -------------------------------
Name:    J. Kernan Crotty                   Name:    Robert M. McMurrey
      ------------------------------              -----------------------------
Title:   President                          Title:   President
       -----------------------------               ----------------------------

                                                                       EXHIBIT H

                                WARRANT AGREEMENT

                                                        Conformed Execution Copy

         THE SECURITY REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED ON [_________________, 2002], AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED HEREIN AND THE ISSUER HEREOF (THE "COMPANY") RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.

                         TELETOUCH COMMUNICATIONS, INC.

                          COMMON STOCK PURCHASE WARRANT

                     Date of Issuance: [____________, 2002]

                             Certificate No. W-CS01

         FOR VALUE RECEIVED, Teletouch Communications, Inc., a Delaware corporation (the "Company"), hereby grants to GM Holdings, LLC, a Tennessee limited liability company, or its registered assigns (the "Registered Holder") the right to purchase from the Company the number of shares obtained by dividing $3,000,000 by the conversion price, determined as hereinafter provided in
Section 2, in effect at the time of exercise, at a price per share of $.01 (the "Exercise Price"). This Warrant is one of the Warrants (collectively, the "Warrants") issued pursuant to the terms of the Restructuring Agreement. Certain capitalized terms used herein are defined in Section 2 and in Section 8 hereof.

         The Company acknowledges that of the consideration paid for this Warrant pursuant to the Restructuring Agreement, $.01 per share of Warrant Stock issuable hereunder shall be deemed to have been paid by the Registered Holder hereof as a nonrefundable payment for Warrant Stock from time to time issued hereunder and Registered Holder shall receive a credit in such amount against the Exercise Price otherwise payable upon exercise of this Warrant.

         The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant is subject to the following provisions:

         Section 1. Exercise of Warrant.
                    -------------------

         1A. Exercise Period. Subject to the terms and conditions hereof, the
             ---------------
Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the third anniversary of the Date of Issuance to and including the eighth anniversary of the Date of Issuance (the "Exercise Period"). The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the end of tie Exercise Period.

     1B.     Exercise Procedure.
             ------------------

             (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                    (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                    (b) this Warrant; and

                    (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit A hereto evidencing the assignment of this Warrant with respect to the number of shares of Warrant Stock described therein to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 9 hereof.

             (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not been exercised and shall, within such five day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

             (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

             (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall be fully paid and nonassessable and free from all Liens and charges with respect to the issuance thereof.

             (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

             (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company) and will bear all expenses in connection therewith.

             (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the

Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

             (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of this Warrants, such number of shares of Warrant Stock issuable upon the exercise of all outstanding Warrants. All shares of Warrant Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, Liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall from time to time take all such action as may be necessary to assure that the par value of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price. The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

             (ix) If the shares of Warrant Stock issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the exercising holder's option and upon surrender of this Warrant by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Stock, deliver to such holder (or as otherwise specified by such holder) a certificate or certificates representing the stock or securities into which the shares of Warrant Stock issuable by reason of such conversion are convertible or exchangeable, registered in the name or names and in such denomination or denominations as such holder has specified.

             (x) Upon any exercise of this Warrant, the holders of the shares of Warrant Stock issued upon such exercise shall in all cases be entitled to the benefits of Sections 5B., 5C., and 7D. of this Warrant.

     1C.     Exercise Agreement. Upon any exercise of this Warrant, the Exercise
             ------------------
Agreement shall be substantially in the form set forth in Exhibit B hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

     1D.     Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of the rights represented by this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay cash in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the date on which the Exercise Time occurs, or, if such date is not a Trading Day (as hereinafter defined), on the next Trading Day.

     1E.     FCC Approval. Upon any exercise that might, within the reasonable
             ------------
opinion of the Registered Holder, be considered a change in control by the FCC or for the purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Company will seek any necessary approvals for such proposed change in control at its sole expense. If for any reason the FCC or any governmental instrumentality prohibits or enjoins the exercise that may result in such change of control, the Company will, at its sole expense, take all steps reasonably necessary or desirable to effect such change in control and obtain all necessary or desirable approvals with respect thereto.

     Section 2. Adjustment of Number of Shares. In order to prevent dilution of
                ------------------------------
the rights granted under this Warrant, the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

     2A.     Conversion Price. Warrant Stock will be issued and delivered upon
             ----------------
the exercise of this Warrant based upon a price per share (the "conversion price"), which conversion price shall initially be $0.50 per share, subject to adjustment as provided herein.

     2B.     Conversion Adjustments. The conversion price and the number and
             ----------------------
kind of shares of capital stock of the Company issuable on exercise of this Warrant shall be adjusted from time to time as follows:

             (i) Stock Splits and Combinations. In case the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately before the time when such subdivision or combination becomes effective shall be adjusted so that the Registered Holder shall be entitled to receive the number of shares of Common Stock that the Registered Holders would have received if such Warrant had been exercised immediately prior thereto. Such adjustment shall be made successively whenever any such event shall occur.

             (ii) Stock Dividends in Common Stock. In case the Company shall pay a dividend or make a distribution in shares of Common Stock on any class of capital stock of the Company, the conversion price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive such dividend or distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock theretofore outstanding and of which the denominator is the sum of such number of shares and the total number of shares issued in such dividend or other distribution.

             (iii) Issuance of Rights or Warrants. In case the Company shall issue Common Stock or rights or warrants entitling the holders thereof to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as determined pursuant to clause (vii) below), the conversion price in effect immediately before the close of business on the record date fixed for the determination of Persons entitled to receive such Common Stock, rights or warrants shall be reduced by multiplying such conversion price by a fraction, of which the numerator is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and of which the denominator is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of additional shares of Common Stock so offered for subscription or purchase. For the purpose of this clause (iii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur. In case such rights or warrants are not issued after such a record date has been fixed, the conversion price shall be readjusted to the conversion price which would have been in effect if such record date had not been fixed.

             (iv) Distribution of Indebtedness, Securities or Assets. In case the Company shall distribute to holders of Common Stock (whether pursuant to a merger or consolidation or otherwise) evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than Common Stock, rights or warrants referred to in paragraph (iii) above or a dividend payable exclusively in cash and other than as a result of a Fundamental Change), the conversion price in effect immediately before the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution shall be reduced by multiplying such conversion price by a fraction, of which the numerator is the Current Market Price (determined as provided in clause (vii) below) on such record date less the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of the portion of such indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock and the denominator is such Current Market Price. Such adjustment shall be made successively whenever any such event shall occur. In case such distribution is not made after such a record date has been fixed, the conversion price shall be readjusted to the conversion price that would have been in effect if such record date had not been fixed.

             (v) Extraordinary Dividends; Certain Tender and Exchange Offers. In case the Company shall pay a cash dividend to holders of Common Stock (other than pursuant to a Fundamental Change) in an aggregate amount that, when combined with the aggregate amount paid in respect of cash dividends within the preceding 12 months to the extent such amount has not already been applied in a prior adjustment pursuant to this paragraph, exceeds 10% of the product of the Current Market Price on the date fixed for payment of such dividend and the number of shares of Common Stock outstanding on such payment date, the conversion price in effect immediately before the close of business on such payment date shall be reduced by multiplying such conversion price by a fraction, of which the numerator is the Current Market Price on such payment date less the amount by which the amount of such dividend per share exceeds the Current Market Price and the denominator is such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such payment date, and the Registered Holder shall be entitled to receive, for each share of Common Stock received upon such conversion, the amount of such dividend per share of Common Stock. In case the Company, directly or indirectly, shall consummate a tender offer or exchange offer for all or any portion of the Common Stock and the sum of the amount of cash and the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of property paid in respect thereof is in excess of the product of the Current Market Price on the expiration date of such tender or exchange offer and the number of shares of Common Stock theretofore outstanding, such excess amount shall be treated as a cash dividend for purposes of the foregoing sentence. Such adjustment shall be made successively whenever any such event shall occur.

          (vi) Fundamental Change. In case any transaction or event (including without limitation any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets (a "Fundamental Change"), the Registered Holder shall have the right upon any subsequent exercise to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such holder would have received if this Warrant had been exercised immediately prior thereto; provided, however, that if more than 80% of the value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of such stock, other securities, cash and assets consists of common stock of any Company, such holder shall have the right to receive such number of shares of such common stock that such holder would have received if all of such value had consisted solely of such common stock. The Company agrees that it will not be a party to or permit any Fundamental Change to occur unless the foregoing provisions are included in the terms thereof. This paragraph shall similarly apply to any subsequent Fundamental Change.

          (vii) Current Market Price. For purposes of any computation under clauses (iii), (iv) and (v) above, the Current Market Price on any date means the average of the daily Closing Prices for five consecutive Trading Days selected by the Board of Directors commencing not more than 20 Trading Days before, and ending not later than, the earlier of such date and the day before the record date fixed for determination of Persons entitled to receive any Common Stock, rights or warrants referred to in clause (iii), any distribution referred to in clause (iv) or any dividend referred to in clause (v) or, in the case of a tender or exchange offer referred to in clause (v), the expiration date thereof. Notwithstanding the foregoing, in the event there is no public market for the Common Stock, the Current Market Price per share of Common Stock on any date shall be established by the unanimous agreement of the Board of Directors of the Company in its sole discretion.

          (viii) Deferral of Certain Conversions Requiring Adjustment. In any case in which this Section 2B requires that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event (A) issuing to the holder of any Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise over and above the shares issuable on the basis of the conversion price in effect immediately before adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 1D above. In any such case, the Company shall issue or cause a transfer agent to issue due bills or other appropriate evidence of the right to receive the shares the issuance of which is so deferred.

          (ix) Deferral of Small Adjustments. Any adjustment in the conversion price otherwise required by this Section 2B (except clause (ii) above) may be postponed until the date of the next adjustment otherwise required to be made if such adjustment (together with any other adjustments postponed pursuant to this clause (ix) and not theretofore made) would not require an increase or decrease of more than 1% in such conversion price and would not, if made, entitle the Registered Holders upon exercise to receive additional shares of Common Stock equal in the aggregate to one-tenth of one percent (0.1%) or more of the then issued and outstanding shares of Common Stock. All calculations under this
Section 2B shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (x) Provisions Applicable to Other Classes of Stock. In the event that at any time, as a result of an adjustment made pursuant to clause (iv) or
(vi) above, the Registered Holder becomes entitled to receive any shares of capital stock other than Common Stock of the Company, the number and kind of such other shares so receivable shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions concerning the Common Stock contained in clauses (i) through (ix) above, and the other provisions of this Section 2B concerning the Common Stock shall apply on like terms to any such shares.

          (xi) Voluntary Reduction in Conversion Price. The Board of Directors may make such reductions in the conversion price, in addition to those required by this Section 2B, as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend or distribution of stock or rights to acquire stock or any event treated as such for Federal income tax purposes to the recipients.

          (xii) Authority of the Board of Directors. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this
Section 2B, and its action in so doing shall be final and conclusive.

     2C.  Certificate of Adjustment.  Whenever the conversion price is adjusted
          -------------------------
as herein provided:

          (i) the Company shall prepare a certificate signed by the Company's treasurer setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including the number of shares of Warrant Stock into which this Warrant is then exercisable; and

          (ii) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall be mailed, as soon as practicable, to the Registered Holder at its last address appearing on the books of the Company.

     2D.  Certain Notices.  In case:
          ---------------

          (i) the Company declares a dividend or other distribution on its Common Stock payable otherwise than in cash out of its retained earnings which will result in an adjustment of the conversion price;

          (ii) the Company authorizes the issuance to the holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or any other subscription rights or warrants; or

          (iii) of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, transfer or other disposition of all or substantially all of the assets of the Company, or of any other transaction or event that would constitute or result in a Fundamental Change; or

          (iv) of the voluntary or involuntary liquidation, dissolution or winding up of the Company;

then the Company shall mail to the Registered Holder, at its last address appearing on the books of the Company, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up or Fundamental Change is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up or Fundamental Change. Failure to give notice as required by this Section 2D, or any defect therein, shall not affect the validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up or Fundamental Change, or the vote on any action authorizing such.

     2E.  Reservation of Shares. If any shares of Common Stock required to be
          ---------------------
reserved for issuance upon exercise of this Warrant require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued or freely transferred upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is quoted on the American Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon exercise of this Warrant.

     2F.  Taxes.  The Company  shall pay any and all taxes that may be payable
          -----
in respect of the issuance or delivery of shares of Common Stock on exercise of this Warrant pursuant hereto, other than any tax in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which this Warrant so exercised was registered. No such issuance or delivery in a name other than that in which this Warrant was registered shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

     2G.  Other Definitions.
          -----------------

          (i) For the purpose of this Section 2, "Common Stock" includes any stock of any class or series of the Company which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and are not subject to redemption by the Company. Shares issuable upon exercise of this Warrant, however, shall include only shares of the class designated as Common Stock as of the first date of issuance of this Warrant or shares of the Company of any classes or series resulting from any reclassification or reclassifications thereof and that have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class or series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

          (ii) As used in this Section 2, the term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the American Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Dallas, Texas are not authorized or obligated by law or executive order to close.

     2H.  Accountant's Certificate.  The certificate of any independent firm of
          ------------------------
public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 2.

     Section 3.  Dividends. The Registered Holder shall be entitled to
                 ---------
participate, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, pro rata with the holders of the shares of junior stock as though this Warrant had been exercised so that the Registered Holder obtained such shares of junior stock with respect to any dividends declared and paid by the Company on junior stock.

     Section 4.  Liquidation Rights. In the event of any voluntary or
                 ------------------
involuntary liquidation, dissolution or winding up of the affairs of the Company, then, the assets of the Company shall be distributed among the holders of junior stock and this Warrant as if this Warrant had been exercised so that the Registered Holder obtained shares of junior stock and in each case according to their respective numbers of shares. For the purposes of this Section 4, the merger or consolidation of the Company with any other company, including a merger in which the holders of the Warrant Stock receive cash or property for their shares, or the sale of all or substantially all of the assets of the Company, or the reduction of the capital stock of the Company or any other form of recapitalization or reorganization affecting the Company shall not constitute a liquidation, dissolution or winding up of the Company.

     Section 5.  Voting Rights.
                 -------------

     5A. Except as otherwise provided herein and as otherwise required by applicable law, the Registered Holder shall have no voting rights; provided that the Registered Holder shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

     5B. So long as this Warrant is outstanding, in addition to any other vote or consent of stockholders required by law or by this Warrant, the vote or consent of the holders of at least a majority of the Warrants or the shares of Warrant Stock calculated on an as-exercised basis voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) any amendment, alteration or repeal of any of the provisions of the certificate of incorporation of the Company, which would alter or change the voting powers, preferences or special rights of shares Warrant Stock so as to effect them adversely; or

          (ii) any merger or consolidation of the Company with or into any other entity or any sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     5C. The Registered Holder and any successor thereto which does not have a representative sitting on the Company's Board of Directors, and is a corporation, general or limited partnership, limited liability company or trust engaged primarily in investment activities or is otherwise an institutional investor or is an individual or entity who holds at least 100,000 shares of Common Stock calculated on an as-exercised basis (all as adjusted for stock splits, stock dividends, stock combinations or stock reclassifications), shall be entitled to have an observer present at any scheduled meeting of the Company's Board of Directors, and to receive copies of all notices, minutes, consents and other material provided to members of the

Company's Board of Directors. On reasonable notice at a scheduled meeting of the Board of Directors such observer may address the Board of Directors with respect to such Registered Holder's concerns about significant business issues facing the Company. The Company shall afford to the Registered Holder or its designated representative free and full access, at all reasonable times, and with reasonable prior notice, to all of the books, records and properties of the Company or any of its subsidiaries and to all officers and employees of the Company for any reasonable purpose whatsoever, including but not limited to, the opportunity to consult with and advise management of the Company on the affairs, finances, accounts and significant business issues and management's proposed annual operating plans. The Registered Holder and its representative shall use their reasonable best efforts to maintain the confidentiality of any confidential and proprietary information so obtained by such Person which is not otherwise available from other sources which are free from similar restrictions (and, if requested by the Company, sign an appropriate agreement evidencing that obligation); provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of such Person to disclose any such information concerning the Company which they may be required to disclose to their partners, officers or shareholders for the purpose of evaluating its investment in the Company or to the extent required to satisfy their fiduciary obligations to such persons or otherwise pursuant to or as required by law; provided, further that the Registered Holder shall promptly provide the Company with notice of any request for such disclosure required by law and the Company may take such legal action at its own expense as it deems necessary to prevent such disclosure under the applicable laws. Nothing contained herein shall prohibit the Registered Holder from making any disclosures required by law if a failure to do so would result in a fine or other penalty to the Registered Holder.

     5D. The Registered Holder shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

     Section 6. Impermissible Payments. Until all amounts due under the Credit
                ----------------------
Agreement are paid in full, the Registered Holder shall not receive or accept any payment from the Company related to this Warrant (other than cash in lieu of fractional shares as set forth herein and other than Common Stock issued pursuant to this Warrant). If the Registered Holder receives any payment on this Warrant (other than cash in lieu of fractional shares upon exercise as set forth herein and other than Common Stock issued pursuant to this Warrant) that the Registered Holder is not entitled to receive hereunder, the Registered Holder will hold the amount so received in trust for the lenders under the Credit Agreement and will forthwith turn over such payment to the lenders under the Credit Agreement in the form received (except for the endorsement of the Registered Holder where necessary) for application to then-existing amounts due under the Credit Agreement (whether or not due), in such manner of application as the lenders under the Credit Agreement may deem appropriate. If the Registered Holder fails to make any endorsement required hereunder, the lenders under the Credit Agreement, or any of their officers or employees or agents on behalf of the lenders under the Credit Agreement, are hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Registered Holder to make such endorsement in the Registered Holder's name. For purposes hereof, ING Prime Rate Trust shall be a third-party beneficiary hereunder.

     Section 7.  Redemption of Warrant. Provided that all amounts under the
                 ---------------------
Credit Agreement have been repaid, (i) the Company, at the option of the Board of Directors, may redeem in whole or in part this Warrant, at any time or from time to time after the third anniversary of the date hereof, upon notice given as hereinafter specified, at the redemption price in effect at the redemption date as provided in this Section 7, and (ii) the Company shall redeem this Warrant upon the earlier of: (A) a Change in Control; or (B) receipt by the Company of written request of the holder of this Warrant delivered to the Company at any time after the fifth anniversary of the date hereof, at the redemption price in effect at the redemption date as provided in this Section 7. Any partial redemption at the option of the Company will be pro rata among the outstanding Warrants based on the number of shares of Warrant Stock into which the Warrants to be redeemed are exercisable calculated on an as exercised basis. Any redemption at the option of the Company will occur on the redemption date specified on the notice of optional redemption, any redemption as a result of a Change in Control shall occur no later than five (5) days following such Change in Control, and any redemption at the request of the holder of a Warrant shall occur within ten (10) days of the request. Upon receipt by the Company of any request by the holder of any Warrant to redeem such Warrant, the Company shall promptly provide written notice thereof to the holders of all other Warrants.

     7A.  Redemption Price. The redemption price for this Warrant shall be the
          ----------------
equal to the conversion price multiplied by the number of underlying shares of Warrant Stock into which this Warrant is exercisable.

     7B.  Notice of Redemption. Notice of redemption of this Warrant at the
          --------------------
option of the Company shall be mailed by first class mail, postage prepaid, addressed to the Registered Holder at its last address appearing on the books of the Company. Such mailing shall be at least 10 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Registered Holder receives such notice. If such notice of redemption shall have been duly given and if on or before the redemption date specified therein all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the benefit of Registered Holder, so as to be and continue to be available therefor, then, notwithstanding that this Warrant shall not have been surrendered for cancellation, on and after such redemption date, this Warrant shall no longer be deemed to be outstanding and all rights with respect to such Warrant shall forthwith on such redemption date cease and terminate, except only the right of the Registered Holder to receive the amount payable on redemption thereof without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the holders of the Warrants so called for redemption shall look only to the Company for payment thereof. Any funds so set aside by the Company which shall not be required for such redemption because of the subsequent exercise of any right of purchase hereunder shall be released or repaid to the Company forthwith.

     7C.  Pro-Rata Redemption. In the event of any redemption hereunder, all
          -------------------
Warrants to be redeemed shall be redeemed pro rata according to the number of shares of Warrant Stock into which the Warrants to be redeemed are exercisable calculated on an as exercised basis. All requests for redemption made by the holders of Warrants, to the extent payment of the redemption price has not been made, shall be considered the same redemption for purposes of this section.

     7D.  Mergers of Consolidations; Change in Control. In the event the Company
          --------------------------------------------
proposes to enter into any transaction with any Person likely to result in a merger, consolidation or Change in Control, the holders of at least a majority of the Warrants or the shares of Warrant Stock calculated on an as-exercised basis voting separately as a single class, given in person or by proxy, either in writing without a meeting of by vote at any meeting called for that purpose, shall have the right to select a financial advisor to consult with such holders in connection with such proposed transaction and to receive their own independent fairness opinion with respect to the proposed transaction should such holders deem such action necessary. In the event that the fairness opinion delivered to the holders of the Warrants or shares of Warrant Stock is different than that of any fairness opinion delivered to the Company in connection with such proposed transaction, the differing amounts shall be averaged and the holders of the Warrants or shares of Warrant Stock shall be entitled to consideration in such transaction equal to such average amount. The reasonable costs of such financial advisor shall be borne by the Company.

     Section 8. Definitions. The following terms have meanings set forth below:
                -----------

     "anniversary date" shall, mean each date that is the anniversary of the
      ----------------
Date of Issuance of this Warrant or, if not a business day, the next following business day.

     "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or
      ------------
Friday on which banking institutions in Dallas, Texas are not authorized or obligated by law, regulation or executive order to close.

     "Board of Directors" shall mean members of the Board of Directors of
      ------------------
Teletouch Communications, Inc., as constituted from time to time.

     "Change in Control" means the occurrence of one or more of the following
      -----------------
events:

          (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of two consecutive years (not including any period prior to the Date of Issuance of this Warrant), individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority thereof; or

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as the ownership of voting securities of the Company immediately prior thereto; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     "Credit Agreement" means the Second Amended and Restated Credit Agreement
      ----------------
dated as of May 17, 2002 by and among the Company, ING Prime Rate Trust, a Massachusetts business trust (formerly known as Pilgrim America Prime Rate Trust), and any other lender becoming a party thereto.

     "FCC" means the United States Federal Communications Commission or any
      ---
governmental body or agency succeeding to the functions thereof.

     "junior stock" shall mean the Common Stock and any other class or series of
      ------------
stock of the Company hereafter authorized over which preferred stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

     "Liens" means any mortgage, pledge, security interest, encumbrance, lien or
      -----
charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other laws, which secured payment of a debt (including any tax) or the performance of an obligation.

     "Person" shall mean any individual, partnership, corporation, limited
      ------
liability company, trust, incorporated or unincorporated association, joint venture, joint stock company or other legal entity of any kind.

     "Restructuring Agreement" shall mean the Restructuring Agreement dated May
      -----------------------
17, 2002, between the Company, GM Holdings, LLC and TLL Partners, L.L.C.

     "Warrant Stock" means the Common Stock issued or issuable upon exercise of
      -------------
any Warrant; provided, that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares. A Share will cease to be Warrant Stock when it ceases to be Underlying Stock.

     Section 9.   Warrant Transferable. Subject to the transfer conditions
                  --------------------
referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit A hereto) at the principal office of the Company.

     Section 10.  Warrant Exchangeable for Different Denominations. This Warrant
                  ------------------------------------------------
is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for a new Warrant of like tenor representing in the aggregate the purchase rights hereunder, and each such new Warrant shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. The term "Warrants" shall include all Warrants issued and delivered by the Company hereafter representing a portion of the rights evidenced by this Warrant.

     Section 11.  Replacement. Upon receipt of evidence reasonably satisfactory
                  -----------
to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 12.  Notices. Except as otherwise expressly provided herein, all
                  -------
notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

     Section 13.  Amendment and Waiver. Except as otherwise provided herein, the
                  --------------------
provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder; provided, that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holder of Warrants representing at least two-thirds of the shares of Warrant Stock obtainable upon exercise of such Warrants; and provided, that any Warrants held by the Company or any subsidiary thereof will not be deemed to be outstanding for any purpose hereof.

     Section 14.  Descriptive Headings. The descriptive headings of this Warrant
                  --------------------
are inserted for convenience only and do not constitute a substantive part of this Warrant. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification.

     Section 15.  Governing Law. All issues and questions concerning the
                  -------------
construction, validity, enforcement and interpretation of this Warrant and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                             TELETOUCH COMMUNICATIONS, INC.

                                             By:________________________________

                                             Its:_______________________________

[Corporate Seal]

Attest:


_____________________________
         Secretary

                                                                       EXHIBIT A
                                                                       ---------

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-CS01) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee                 Address                   No. of Shares
-----------------                 -------                   -------------


Dated:________________________________      Signature: _________________________

                                                       _________________________

                                            Witness:   _________________________

                                                                       EXHIBIT B
                                                                       ---------

                               EXERCISE AGREEMENT
                               ------------------

To:  Teletouch Communications, Inc.     Dated:

     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-CS01), hereby agrees to subscribe for the purchase of shares of the Warrant Stock covered by such Warrant and to the extent not previously paid or deemed paid as proviced in the attached Warrant, makes payment herewith in full therefor at the price per share provided by such Warrant.

                                    Signature: ___________________________

                                               ___________________________
                                     Address:
                                               ___________________________

                                               ___________________________

                                                                       EXHIBIT I

                                CO-SALE AGREEMENT

                                                        Conformed Execution Copy

                                CO-SALE AGREEMENT

     This Co-Sale Agreement (the "Agreement") is entered into as of May 17, 2002, by and between TLL Partners, L.L.C., a Delaware limited liability company ("TLL Partners"), and GM Holdings, LLC, a Tennessee limited liability company ("Holdings"). Holdings and, except as otherwise expressly provided herein, its successors and assigns, are sometimes referred to herein individually as an "Investor" and collectively as the "Investors".

                                    RECITALS

     WHEREAS, TLL Partners, Holdings and Teletouch Communications, Inc. (the "Company") propose to enter into a Restructuring Agreement dated as of the date hereof (the "Restructuring Agreement"); and

     WHEREAS, prior to the execution and delivery of this Agreement by any party hereto, TLL Partners has purchased: (a) from CIVC Partners I, a Delaware partnership, 295,649 shares of Common Stock and (b) from Continental Illinois Venture Corporation, a Delaware corporation, warrants to purchase 2,660,840 shares of Common Stock ; and

     WHEREAS, as of the date hereof, each party "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and each Stockholder is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) (a) the number of shares of common stock, par value $0.001 per share of the Company (the "Common Stock") and (b) the number of shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and all shares of Common Stock that may be issued upon conversion or exchange of any convertible securities which are by their terms then convertible into or exchangeable for Common Stock, including without limitation, warrants to purchase common stock and preferred stock, in each case set forth opposite the party's name on Annex A hereto, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of the Company affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by TLL Partners or the Investors during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, together with the underlying securities which are convertible into such shares of Common Stock, are collectively referred to herein as the "Subject Shares"); and
               --------------

     WHEREAS, as a condition to the willingness of Holdings to enter into the Restructuring Agreement, and as an inducement and in consideration therefor, Holdings has required that TLL Partners agree, and TLL Partners has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Rights of Co-Sale.
         -----------------

1.1  Investors' Rights. Each time TLL Partners (the "Transferring Investor")
     -----------------
     proposes to sell, transfer or otherwise dispose of Subject Shares other than to any wholly owned subsidiary or parent of, or to any corporation that is, within the meaning of the Securities Act of 1933, as amended (the "Act"), controlling, controlled by or under common control with, such Transferring Investor, in the case of a limited liability company, to its members, or gift transfers to its family members or one or more trusts (each, a "Permitted Transferee") for the benefit of the foregoing (in each case a "Transfer"), each Investor (referred to herein individually as an "Other Investor" and collectively as the "Other Investors") shall have a right of co-sale with respect to the sale of Subject Shares owned by such Other Investor in accordance with the provisions of this Section 1. Notwithstanding anything contained herein to the contrary, the parties hereto expressly agree that provisions of this Agreement shall continue and be binding against TLL Partners and any Permitted Transferee holding Subject Shares.

1.2  Notice of Proposed Transfer. Before the Transferring Investor may Transfer
     ---------------------------
     its Subject Shares, the Transferring Investor shall provide notice (a "Transferring Investor Notice") to the Other Investor stating: (a) its bona fide intention to Transfer such Subject Shares: (b) the number of Subject Shares proposed to be transferred (the "Offered Stock"); (c) the name of each proposed transferee; and (d) the cash price or other consideration (including the cash equivalent value of any non-cash consideration) per share for which the Transferring Investor proposes to transfer the Offered Stock (the "Offered Price").

1.3  Right of Co-Sale.
     ----------------

(a)  Exercise of Right of Co-Sale. The Other Investors shall have the right to
     ----------------------------
     participate in the Transferring Investor's transfer of the Offered Stock to the proposed transferee pursuant to the specified terms and conditions of the Transfer as set forth in the Transferring Investor Notice and in accordance with the terms and conditions of the Transfer as set forth in this Section 1.3 (the "Right of Co-Sale"). For purposes of the preceding sentence, the participation of the Other Investor shall be on the same terms as the Transferring Investor. To the extent an Other Investor exercises his, her or its Right of Co-Sale, the number of shares of Offered Stock that the Transferring Investor may transfer pursuant to the Transferring Investor Notice shall be correspondingly reduced. Each Other Investor shall be responsible for its pro rata share of the reasonable fees and expenses of the Transferring Investor relating to the negotiation of the transaction. The Right of Co-Sale of the Other Investors shall be subject to the following terms and conditions:

(i) Each Other Investor may transfer all or any part of such Other Investor's Subject Shares that is not in excess of the number obtained by multiplying the aggregate number of shares of Subject Shares constituting the Offered Stock by a fraction (A) the numerator of which is the number of shares of such Other Investor's Subject Shares, and (B) the denominator of which is the total number of Subject Shares then owned by the Transferring Investor, the Other Investors and investors, if any, who are parties to any other similar co-sale agreement with the Transferring Investor which is in existence at the time of the Transfer.

(ii) By written notice received by TLL Partners within fifteen (15) calendar days of the mailing of the Transferring Investor Notice by the Transferring Investor to the Other Investors, each Other Investor may effect its election to participate in the transfer subject to this Section 1.3. Such written notice shall contain the Other Investor's election to participate in the Transfer of the Offered Stock setting forth the number and type of shares that the Other Investor elects to include in the Transfer, accompanied by one or more certificates or other documentation, properly endorsed for transfer, representing those shares (if the Other Investor so elects, then such Other Investor shall be referred to in this Agreement as a "Participant").

(b)  Delivery of Stock Certificates and Proceeds. Upon the closing of the
     -------------------------------------------
     Transfer subject to this Section 1.3, the stock certificate(s) or other documentation representing the Subject Shares to be transferred shall be transferred and delivered to the investor or transferee pursuant to the terms and conditions specified in the Transferring Investor Notice, and there shall be promptly thereafter remitted to the Participant that portion of the proceeds from the Transfer to which it is entitled by reason of participating in the Transfer.

1.4  Offering Investor's Right to Transfer. The Transferring Investor may
     -------------------------------------
     transfer that portion of the Offered Stock permitted to be transferred by the Transferring Investor, after application of the Right of Co-Sale contained in Section 1.3 hereof, to any person named as an investor or other transferee in the Transferring Investor Notice, at the Offered Price, provided that the transfer: (a) is consummated within ninety (90) days after the date of the Transferring Investor Notice; and (b) is in accordance with all the terms of this Agreement. If the Offered Stock is transferred in accordance with the terms and conditions of this Agreement, then the transferee(s) of the Offered Stock shall thereafter hold the Offered Stock free of this Agreement and the Right of Co-Sale set forth herein. If the Offered Stock is not so transferred during such ninety (90) day period, then the Transferring Investor shall not transfer any of the Offered Stock without complying again in full with the provisions of this Agreement.

1.5  Effect of Prohibited Transfer. In the event TLL Partners should sell any
     -----------------------------
     Subject Shares in contravention of the co-sale rights of the Investors under this Agreement (TLL Partners in such capacity a "Violating Investor"; such a transaction a "Prohibited Transfer"), the Investors, in addition to all other remedies available at law, in equity or hereunder, shall have the put option provided below, and the Violating Investor shall be bound by the applicable provisions of that option. Any attempt by a Violating Investor to transfer Subject Shares in violation of Section 1 hereof shall be void.

1.6  Put Option. Notwithstanding Section 1.5 hereof, in the event of a
     ----------
     Prohibited Transfer, the other Investor shall have the right to sell to the Violating Investor the type and number of shares of Subject Shares equal to the number of shares such Investor would have been entitled to sell to the Violating Investor or transferee under Section 1.3 hereof had the

     Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. This sale shall be made on the following terms and conditions:

(a) The price per share at which the Subject Shares are to be sold to the Violating Investor shall be equal to the price per share (on an as-converted basis) paid by the transferee to the Violating Investor in the Prohibited Transfer. The Violating Investor shall also reimburse the Investors for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors' rights under Section 1.

(b)  Within ninety (90) days after the later of the dates on which the
     Investors: (i) receive notice of the Prohibited Transfer; or (ii) otherwise become aware of the Prohibited Transfer, the Investors, if exercising the option created hereby, shall deliver to the Violating Investor the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(c) The Violating Investor shall, upon receipt of the certificate or certificates for the shares to be sold by the Investors pursuant to this
     Section 1.6, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 1.6(a), in cash or by other means acceptable to the other Investor.

2.       Exceptions, Termination.
         -----------------------

2.1  Exceptions. Notwithstanding anything in this Agreement to the contrary, the
     ----------
     Right of Co-Sale set forth in this Agreement shall not apply to any Transfer or series of Transfers of Subject Shares by TLL Partners: (a) pursuant to a reorganization or merger of the Company with or into any other corporation or entity, or a sale of all or substantially all of the assets of the Company, in which the Investors and TLL Partners in the aggregate own immediately after such transaction less than 5% of the voting equity securities of the surviving entity; or (b) pursuant to the winding up and dissolution of the Company.

2.2  Termination of Rights. The Right of Co-Sale set forth herein shall
     ---------------------
     terminate the date on which this Agreement is terminated by a written agreement to such effect executed by TLL Partners and the Investors.

3.       Restrictive Legend and Stop-Transfer Orders.
         -------------------------------------------

3.1  Legend. TLL Partners shall cause the legend set forth below, or a legend
     ------
     substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of its Subject Shares:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A AGREEMENT ENTERED INTO BY THE ORIGINAL HOLDER OF THESE SHARES, AND OTHER PERSONS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH

                    RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES UNDER SOME CIRCUMSTANCES.

3.2  Stop Transfer Instructions. TLL Partners agrees, to ensure compliance with
     --------------------------
     the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions with respect to the Subject Shares and that, the Company may make appropriate notations to the same effect in its records.

4.       Miscellaneous Provisions.
         ------------------------

4.1  Notices. All notices, requests, demands and other communications which are
     -------
     required to be or may be given under this Agreement to any party by any of the other parties shall be in writing and shall be deemed to have been duly given when: (a) delivered in person; (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery; (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made; or (d) in the case of notice sent by telecopy, on the date of dispatch, provided that the report generated by the sender's telecopy machine shows that all pages of such notice or other communication were properly transmitted to each recipient's telecopy number. Any notice or other communication given hereunder shall be addressed to TLL Partners, at its principal offices as set forth below or to the Investors at their addresses indicated on the signature page hereto; or to such other address as the parties hereto may designate by delivering notice thereof to such the other parties in accordance herewith.

4.2  Severability. If one or more of the provisions of this Agreement should,
     ------------
     for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and such invalid, illegal or unenforceable provision shall be enforced to the extent permissible.

4.3  Amendment. Any amendment, modification or waiver of this Agreement shall be
     ---------
     effective only with the written consent of TLL Partners and Investors holding more than seventy five percent (75%) of the then outstanding Subject Shares of all Investors (calculated on a fully diluted basis as if such Subject Shares had been converted into Common Stock); provided, however, that any person may waive, reduce or release (in whole or in part) any of its rights hereunder without the consent of any other parties hereto. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such party.

4.4  Governing Law. This Agreement shall be governed by and construed in
     -------------
     accordance with the internal laws (and not the laws pertaining to choice of conflict of laws) of the State of Delaware.

4.5  Expenses. If any action at law or in equity is necessary to enforce or
     --------
     interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.6  Counterparts. This Agreement may be executed in any number of counterparts,
     ------------
     each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

4.7  Facsimile Signatures. Any signature page delivered by a fax machine or
     --------------------
     telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

4.8  Binding Effect; Assignment. This Agreement shall be binding upon the
     ---------------------------
     parties hereto and their respective successors and assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. The parties hereto recognize that Holdings intends to transfer to its members its Subject Shares or the right to receive such Subject Shares and it is expressly acknowledged that, from and after such transfer, such members shall be "Investors" under this Agreement. Upon any assignment as contemplated in this paragraph, the assignor shall provide written notice of such assignment to TLL Partners.

                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           TLL PARTNERS, L.L.C.


                                           By:    /s/ Robert M. McMurrey
                                               --------------------------------
                                               Name:  Robert M. McMurrey
                                               Title: President

                                           GM HOLDINGS, LLC

                                           By:    /s/ John C. Maggart
                                               --------------------------------
                                               Name:  John C. Maggart
                                               Title: Manager

                                     ANNEX A
                       LIST OF STOCKHOLDERS AND OWNERSHIP

                                OF SUBJECT SHARES

                              (as of May 17, 2002)

-------------------------------------------------------------------------------------------------------------------
   Stockholders                   Address               Common Stock      Series A       Series B      Series B
                                                                          Preferred     Preferred      Warrants
-------------------------------------------------------------------------------------------------------------------
TLL Partners,        TLL Partners, L.L.C.               2,956,509(1)       13,200         36,019        324,173
L.L.C.               110 North College
                     Suite 200
                     Tyler, Texas 75702
                     Attn: Robert M. McMurrey
-------------------------------------------------------------------------------------------------------------------
GM Holdings,         GM Holdings, LLC                     405,276           1,800         49,375          -0-
LLC                  c/o John C. Maggart
                     Aintree Capital
                     201 Fourth Avenue North
                     Nashville, Tennessee 37219
                     Telecopier: 615-782-4111
-------------------------------------------------------------------------------------------------------------------

(1)  Includes warrants to purchase 2,660,860 shares of Common Stock.

                                      S-2